Exhibit 99.2

GLOBAL ATLANTIC FINANCIAL GROUP LIMITED

INTERIM CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2020

GLOBAL ATLANTIC FINANCIAL GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
	June 30, 2020	December 31, 2019
($ in millions, except share data)	(unaudited)
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value (amortized cost: $48,545 and $46,626, respectively; variable interest entities: $1,171 and $1,236, respectively; and related party: $363 and $179, respectively)	$52,081	$49,765
Fixed maturity securities, trading, at fair value (amortized cost: $951 and $922, respectively)	974	984
Equity securities at fair value (cost: $54 and $54, respectively)	60	58
Mortgage and other loan receivables (portion at fair value: $381 and $259, respectively; variable interest entities: $2,332 and $1,044, respectively; and related party: $374 and $238, respectively)	14,995	13,506
Policy loans	707	711
Derivative assets	741	823
Funds withheld receivable at interest (portion at fair value: $204 and $389, respectively; related party: $46 and $27, respectively)	2,254	2,428
Other investments (portion at fair value: $540 and $537, respectively; variable interest entities: $5,381 and $5,097, respectively; and related party: $143 and $145, respectively)	6,063	5,847
Total investments	77,875	74,122
Cash and cash equivalents (variable interest entities: $230 and $191, respectively)	1,629	2,465
Accrued investment income (variable interest entities: $48 and $41, respectively)	561	544
Reinsurance recoverable (portion at fair value: $1,317 and $1,316, respectively; related party: $5 and $2, respectively)	4,169	4,189
Deferred policy acquisition costs	1,804	1,704
Value of business acquired	310	424
Other assets (variable interest entities: $212 and $62, respectively)	803	602
Separate account assets	5,015	5,504
Total assets	$92,166	$89,554
		(continued)

GLOBAL ATLANTIC FINANCIAL GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
	June 30, 2020	December 31, 2019
($ in millions, except share data)	(unaudited)
Liabilities
Policyholder liabilities:
Future policyholder benefits (portion at fair value: $1,265 and $1,259, respectively; related party: $2,439 and $2,489, respectively)	$5,863	$5,744
Outstanding claims (portion at fair value: $20 and $17, respectively)	225	179
Contractholder deposit funds and other policyholder liabilities (portion at fair value: $2,930 and $2,767, respectively; related party: $4,707 and $4,911, respectively)	68,437	66,321
Total policyholder liabilities	74,525	72,244
Debt	1,163	1,105
Tax payable to former parent company	85	90
Collateral on derivative instruments	485	724
Funds withheld payable at interest (portion at fair value: $(111) and $61, respectively)	1,980	2,144
Securities sold under agreements to repurchase	402	—
Accrued expenses and other liabilities (portion at fair value: $86 and $79, respectively; variable interest entities: $259 and $181, respectively; and related party: $15 and $19, respectively)	1,581	1,188
Reinsurance liabilities (portion at fair value: $– and $5, respectively; related party: $61 and $71, respectively)	255	304
Separate account liabilities	5,015	5,504
Total liabilities	$85,491	$83,303

Commitments and contingencies (Note 12)

Redeemable non-controlling interests (Note 9)	$89	$94

Equity
Common stock, $0.01 par value, 500,000,010 shares authorized, 146,165,180 and 145,636,255 shares issued and 143,277,182 and 142,972,346 shares outstanding, respectively (net of 2,887,998 and 2,663,909 treasury shares, respectively)	$1	$1
Additional paid-in capital	1,532	1,529
Retained earnings	2,833	2,578
Accumulated other comprehensive income	2,029	1,911
Total shareholders’ equity	6,395	6,019
Non-controlling interests	191	138
Total equity	6,586	6,157
Total liabilities, redeemable non-controlling interests and equity	$92,166	$89,554
See accompanying notes to unaudited consolidated financial statements.

GLOBAL ATLANTIC FINANCIAL GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
	Six months ended June 30,
	2020	2019
($ in millions)	(unaudited)

Revenues
Premiums (related party: $13 and $17, respectively)	$267	$189
Policy fees (related party: $8 and $9, respectively)	595	583
Net investment income (related party investment income: $23 and $10, respectively; related party investment expense: $5 and $7, respectively)	1,530	1,401
Net investment gains (losses):
Other-than-temporary impairment on available-for-sale fixed maturity securities recognized in earnings	(22)	—
Other net investment (losses) gains	(29)	378
Net investment (losses) gains (related party: and $– and $(2), respectively)	(51)	378
Other income	27	29
Total revenues	2,368	2,580
Benefits and expenses
Policy benefits and claims (related party: $138 and $144, respectively)	1,769	1,835
Amortization of policy acquisition costs	101	91
Interest expense	35	31
Insurance expenses (related party: $2 and $4, respectively)	84	46
General and administrative expenses (related party: $4 and $5, respectively)	228	229
Total benefits and expenses	2,217	2,232
(Loss) income before income taxes	151	348
Income tax (benefit) expense	(38)	51
Net (loss) income	189	297
Less: net (loss) income attributable to non-controlling interests and redeemable non-controlling interests	(66)	6
Net income attributable to Global Atlantic Financial Group Limited shareholder	$255	$291
See accompanying notes to unaudited consolidated financial statements.

GLOBAL ATLANTIC FINANCIAL GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	Six months ended June 30,
	2020	2019
($ in millions)	(unaudited)

Net (loss) income	$189	$297
Other comprehensive income, before taxes:
Unrealized gains on securities and other investments for the period	405	2,561
Reclassification adjustment for gains on hedging instruments reclassified to available-for-sale securities and other instruments	27	—
Less: reclassification adjustment for gains (losses) included in net income	47	3
Unrealized gains on available-for-sale securities and other investments	385	2,558
Unrealized (losses) gains on hedging instruments	29	—
Less: reclassification adjustment for gains on hedging instruments reclassified to available-for-sale securities and other instruments	27	—
Unrealized (losses) gains on hedging instruments	2	—
Net effect of unrealized losses on policyholder balances	(193)	(541)
Unrealized losses on pension plans	(1)	—
Other comprehensive income, before taxes	193	2,017
Income tax expense related to other comprehensive loss	(75)	(373)
Other comprehensive income before non-controlling interests and redeemable non-controlling interests, net of tax	118	1,644
Comprehensive income	307	1,941
Less: total comprehensive (loss) income attributable to non-controlling interests and redeemable non-controlling interests:
Net (loss) income	(66)	6
Other comprehensive income	—	1
Total comprehensive (loss) income attributable to non-controlling interests and redeemable non-controlling interests	(66)	7
Comprehensive income attributable to Global Atlantic Financial Group Limited shareholders	$373	$1,934
See accompanying notes to unaudited consolidated financial statements.

GLOBAL ATLANTIC FINANCIAL GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY (Unaudited)
For the six months ended June 30, 2020 and 2019	Redeemable non- controlling interests	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total shareholders’ equity	Non- controlling interest	Total equity
($ in millions)
Balance as of December 31, 2018	$—	$1	$1,571	$1,945	$(57)	$3,460	$72	$3,532
Net income	2	—	—	291	—	291	4	295
Other comprehensive income	—	—	—	—	1,643	1,643	1	1,644
Equity-based compensation	—	—	4	—	—	4	—	4
Employee and director share issuances	—	—	1	—	—	1	—	1
Change in equity of non-controlling interests and redeemable non-controlling interests	14	—	—	—	—	—	(6)	(6)
Capital contributions and other activity from non-controlling interests and redeemable non-controlling interests	103	—	—	—	—	—	—	—
Distribution to non-controlling interests and redeemable non-controlling interests	—	—	—	—	—	—	(4)	(4)
Balance as of June 30, 2019	$119	$1	$1,576	$2,236	$1,586	$5,399	$67	$5,466

Balance as of December 31, 2019	$94	$1	$1,529	$2,578	$1,911	$6,019	$138	$6,157
Net income	(2)	—	—	255	—	255	(64)	191
Other comprehensive income	—	—	—	—	118	118	—	118
Equity-based compensation	—	—	8	—	—	8	—	8
Repurchase of common stock	—	—	(5)	—	—	(5)	—	(5)
Change in equity of non-controlling interests and redeemable non-controlling interests	—	—	—	—	—	—	27	27
Capital contributions and other activity from non-controlling interests and redeemable non-controlling interests	—	—	—	—	—	—	93	93
Distribution to non-controlling interests and redeemable non-controlling interests	(3)	—	—	—	—	—	(3)	(3)
Balance as of June 30, 2020	$89	$1	$1,532	$2,833	$2,029	$6,395	$191	$6,586
See accompanying notes to unaudited consolidated financial statements.

GLOBAL ATLANTIC FINANCIAL GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six months ended June 30,
	2020	2019
($ in millions)	(unaudited)
Cash flows from operating activities
Net income	$189	$297
Adjustments to reconcile net income to net cash provided by operating activities:
Net investment (gains) losses (related party: $2 and $1, respectively)	104	230
Net accretion and amortization (related party: $15 and $6, respectively)	—	42
Interest credited to policyholder account balances less policy fees	720	640
Deferred income tax benefit	(68)	(3)
Changes in operating assets and liabilities:
Reinsurance transactions and acquisitions, net of cash provided	63	10
Change in premiums, notes receivable and reinsurance recoverable, net of reinsurance premiums payable	(18)	(62)
Change in deferred policy acquisition costs	(213)	(274)
Change in policyholder liabilities and accruals, net	460	227
Other operating activities, net	293	(37)
Net cash provided by operating activities	1,530	1,070

Cash flows from investing activities
Proceeds from disposals of available-for-sale fixed maturity securities	7,484	5,085
Proceeds from maturities of available-for-sale fixed maturity securities	258	602
Proceeds from disposals and maturities of trading fixed maturity securities	145	384
Proceeds from disposals of equity securities	—	601
Proceeds from mortgage and other loan receivables sold, matured or collected (related party: $4 and $86, respectively)	1,898	1,932
Proceeds from disposals of other investments (related party: $1 and $1, respectively)	1,788	237
Purchase of available-for-sale fixed maturity securities	(9,505)	(8,446)
Purchase of trading fixed maturity securities	(168)	(403)
Purchase of equity securities	—	(918)
Purchase of mortgage and other loan receivables (related party: $136 and $57, respectively)	(3,504)	(2,691)
Purchase of other investments (related party: $88 and $33, respectively)	(1,851)	(439)
Other investing activities, net	(10)	49
Net cash used in investing activities	$(3,465)	$(4,007)
		(continued)
See accompanying notes to unaudited consolidated financial statements.

GLOBAL ATLANTIC FINANCIAL GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six months ended June 30,
	2020	2019
($ in millions)	(unaudited)
Cash flows from financing activities
Settlement of repurchase agreements	$(10,220)	$(1,163)
Proceeds from issuance of repurchase agreements	10,622	1,164
Reinsurance transactions, net of cash provided	10	356
Additions to contractholder deposit funds	4,838	7,965
Withdrawals from contractholder deposit funds	(4,046)	(5,480)
Capital contributions from non-controlling interests and redeemable non-controlling interests	93	103
Other financing activity, net	(21)	113
Net cash provided by financing activities	1,276	3,058

Net change in cash, cash equivalents and restricted cash	(659)	121

Cash, cash equivalents and restricted cash, beginning of period	2,465	1,260
Cash, cash equivalents and restricted cash, end of period	$1,806	$1,381

Supplemental cash flow information

Cash and cash equivalents per consolidated balance sheets	$1,629	$1,198
Restricted cash included in other assets per consolidated balance sheets	177	183
Total cash, cash equivalents and restricted cash	$1,806	$1,381

Cash paid for interest	$38	$34
Income taxes paid	2	82

Non-cash transactions
Available-for-sale fixed maturity securities acquired through reinsurance agreements	$141	$1,364
Policyholder liabilities and accruals acquired through reinsurance agreements	206	119
Contractholder deposit funds acquired through reinsurance agreements	2	1,623
See accompanying notes to unaudited consolidated financial statements.

GLOBAL ATLANTIC FINANCIAL GROUP LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)
(1) Nature of business and basis of presentation
Global Atlantic Financial Group Limited, a Bermuda company, together with its subsidiaries, the “Company,” we, our, or us, is a leading United States, or “U.S.,” retirement and life insurance company focused on delivering meaningful long-term value for our customers and shareholders.
The Company is an insurance and reinsurance company that provides retirement and life insurance products, and reinsurance solutions through its subsidiaries. The Company’s retirement products principally include fixed-rate annuities, fixed-indexed annuities and annuity block reinsurance. The Company’s life products principally include indexed universal life, preneed life and life block reinsurance.
The unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or “U.S. GAAP,” on a basis consistent with reporting interim financial information. The accompanying interim consolidated financial statements are unaudited and reflect all material adjustments necessary for a fair statement of the financial position, results of operations and cash flows for the interim periods presented in conformity with U.S. GAAP. The December 31, 2019 consolidated balance sheet data was derived from audited consolidated financial statements, which include all disclosures required by U.S. GAAP. Therefore, these interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto. The results of operations for the six months ended June 30, 2020 are not necessarily indicative of the results for any subsequent periods or the entire fiscal year ending December 31, 2020.
The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the interim consolidated financial statements and accompanying notes. Amounts based on such estimates involve numerous assumptions subject to varying and potentially significant degrees of judgment and uncertainty, particularly related to the future performance of the underlying business. Actual experience could materially differ from these estimates and assumptions. The most significant estimates are those used in determining valuation of policyholder liabilities, valuation of embedded derivatives, valuation and impairment of investments, amortization of deferred revenues and expenses, and income taxes.
The Company previously completed a conversion to a new life insurance administration system. In a limited number of cases, as a result of the conversion, the Company is using estimates for certain policyholder balances recorded in the consolidated financial statements. Any variances to the estimates will be recorded in future periods if estimates are revised or no longer utilized.
Coronavirus Disease 2019 and related matters
On March 11, 2020, the World Health Organization declared the novel strain of coronavirus, or “COVID-19”, a global pandemic and recommended containment and mitigation measures worldwide. In the United States, such measures entailed, amongst other things, widespread shelter-in-place regulations and shuttering of non-essential business. As a result, since early March, the COVID-19 pandemic has caused economic and social disruption on an unprecedented scale, including record levels of unemployment.
In response to the COVID-19 pandemic, the Company has taken several steps to safeguard the welfare of its many constituents, including activating several aspects of its business continuity program, and extending the grace period to 90 days, during which time the company will not lapse or cancel life insurance policies for any reason in all states.
As of June 30, 2020, the Company has not experienced significant disruptions to its business, its ability to serve its customers, or its financial condition as a result of COVID-19. The ongoing impact to the Company’s business, results of operations and financial condition, outside of the matters disclosed within these financial statements, are highly uncertain and difficult to predict, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.

Federal, State, and local governments and governmental agencies have taken several actions attempting to cushion the economic fallout. One such measure was the Coronavirus Aid, Relief, and Economic Security Act, or “CARES Act,” signed into law at the end of March 2020. Please refer to Note 2—“Significant accounting policies and practices” to our consolidated financial statements for additional information on regulations impacting the Company under the CARES Act.
(2) Significant accounting policies and practices
Principles of consolidation
The accompanying unaudited consolidated financial statements include the accounts of the Company and all other entities in which the Company has a controlling financial interest. All intercompany accounts and transactions have been eliminated in consolidation.
We are involved in certain entities that are considered variable interest entities, or “VIEs,” as defined under U.S. GAAP. Our involvement with VIEs is primarily to invest in assets that allow us to gain exposure to a broadly diversified portfolio of asset classes. A VIE is an entity that does not have sufficient equity to finance its own activities without additional financial support or where investors lack certain characteristics of a controlling financial interest. We assess our relationships to determine if we have the ability to direct the activities, or otherwise exert control to evaluate if we are the primary beneficiary of the VIE. See Note 3—“Investments” for additional information on the Company’s investments in unconsolidated VIEs.
Purchased credit impaired securities
The Company purchases certain RMBS securities that have experienced deterioration in credit quality since their issuance, but that the Company expects to have future cash flows in excess of the recorded investment in the securities. The Company has concluded at acquisition that it is probable that we will not collect all contractually required payments for these purchased credit impaired, or “PCI,” securities, including both principal and interest. At acquisition, the timing and amount of the undiscounted future cash flows expected to be received on each PCI security is determined based on our best estimate using key assumptions, such as interest rates, default rates and prepayment speeds. At acquisition, the difference between the undiscounted expected future cash flows of the PCI securities and the recorded investment in the securities represents the initial accretable yield, which is recognized in net investment income over their remaining lives on an effective yield basis. Additionally, the difference between the contractually required payments on the PCI securities and the undiscounted expected future cash flows represents the non-accretable difference at acquisition. The accretable yield and the nonaccretable difference will change over time, based on actual payments received and changes in estimates of undiscounted expected future cash flows, which are discussed further below.
On a quarterly basis, the undiscounted expected future cash flows associated with PCI securities are re-evaluated based on updates to key assumptions. Declines in undiscounted expected future cash flows due to further credit deterioration as well as changes in the expected timing of the cash flows can result in the recognition of an other-than-temporary impairment charge, as PCI securities are subject to our policy for evaluating investments for other-than-temporary impairment. Changes to undiscounted expected future cash flows due solely to the changes in the contractual benchmark interest rates on variable rate PCI securities will change the accretable yield prospectively. Significant increases in undiscounted expected future cash flows for reasons other than interest rate changes are recognized prospectively as adjustments to the accretable yield.
Accounting standards adopted during the period
The Coronavirus Aid, Relief, and Economic Security Act and related regulatory actions
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act, or “CARES Act,” was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits net operating loss, or “NOL,” carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019 and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The tax rate differential in the carryback year resulted in an income tax benefit of $33 million that was recognized in the six months ended June 30, 2020.
The CARES Act also permits financial institutions to suspend requirements under U.S. GAAP for loan modifications that otherwise would be categorized as troubled debt restructurings, or “TDRs,” if (1) the borrower was not more than 30 days past due as of December 31, 2019, and (2) the modifications are related to arrangements that defer or delay the payment of principal or interest, or change the interest rate on the loan, provided the modifications are made between March 1, 2020 and the earlier of December 31, 2020 or a date 60 days after the end of the national emergency, as declared by the President of the United States. The Company has concluded that, as an insurance company, it is within the scope of the loan modification guidance in the CARES Act, and thus the guidance is being applied to loan forbearance requests that meet the requirements outlined in the CARES Act.
Refer to Note 3—“Investments,” and Note 11—“Income taxes,” for additional information on the loan modification and NOL carryback impacts, respectively.
Changes to the disclosure requirements for fair value measurement
In August 2018, the FASB issued amendments to the disclosure requirements related to fair value measurements, as part of the FASB disclosure framework project, which is intended to improve the effectiveness of the notes to the financial statements. The amendments remove certain disclosures, primarily qualitative in nature, that were not deemed to provide cost-beneficial information. The amendments also modify or add certain disclosures related to inputs to and changes in Level 3 fair value measurements.
As permitted, the Company early adopted the provisions that remove or modify existing disclosures. The Company adopted the added disclosures required by the new guidance on the effective date of January 1, 2020. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.
Future application of accounting standards
Credit losses on financial instruments
In June 2016, the Financial Accounting Standards Board, or “FASB,” issued new guidance on the measurement of credit losses on financial instruments, including reinsurance recoverables. This guidance replaces the incurred loss impairment methodology with one that reflects expected credit losses. The measurement of expected credit losses should be based on historical loss information, current conditions and reasonable and supportable forecasts. The new guidance also requires that a credit impairment on a debt security be recognized as an allowance going forward, such that improvements in expected future cash flows after an impairment will no longer be reflected as a prospective yield adjustment through net investment income, but as a reversal of the previous impairment that is recognized immediately. In addition, the guidance requires enhanced disclosures.
The Company expects this standard to have a significant impact on its consolidated financial statements. The Company has identified and continues to test models to estimate expected lifetime credit losses on its loan portfolios. The Company has also developed a process for the evaluation of credit risk and measurement of an allowance on its reinsurance recoverable and funds withheld receivable at interest that considers, among other things, relevant credit enhancement and collateral maintenance provisions in the reinsurance arrangements. Required increases in expected credit losses on financial instruments measured at amortized cost including loan receivables and reinsurance recoverables will be recognized as a cumulative effect adjustment to retained earnings upon adoption, and will depend in part on the economic environment and forecasts at that time. The Company plans to adopt the standard no later than its required effective date, January 1, 2023.
Targeted improvements to the accounting for long-duration contracts
In August 2018, the FASB issued new guidance for insurance and reinsurance companies that issue long-duration contracts such as life insurance and annuities. The objective of this guidance is to improve, simplify and enhance the financial reporting of long-duration contracts by providing financial statement users with useful information in a timely and transparent manner. The primary changes include: (1) more timely recognition of assumption changes in the liability for future policy benefits and use of a current rate for the discounting of future cash flows; (2) standardization and improvement in the accounting for certain market-based options or guarantees associated with deposit (or account balance) contracts (referred to as market risk benefits); (3) simplification of the amortization of deferred acquisition costs; and (4) enhanced disclosures.
The guidance is effective for public business entities that meet the definition of a SEC filer for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. For changes related to the liability for future policy benefits and deferred acquisition costs, the new guidance requires adoption using a modified retrospective approach upon transition with an option to elect a retrospective approach. For changes related to market risk benefits, the new guidance requires a retrospective approach.
The Company intends to implement this standard using the modified retrospective approach for the liability for future policy benefits and deferred acquisition costs and retrospective approach for market risk benefits with an adoption date of January 1, 2022 and a transition date of January 1, 2021. The Company has completed the design and planning phase of its implementation effort as well as an end-to-end pilot implementation for a significant product line and has begun detailed implementation activities. The Company continues to evaluate the impact of this guidance but anticipates that the new standard will have a material impact on the Company’s consolidated financial statements. The new guidance is expected to increase financial statement volatility primarily due to the requirement to measure market risk benefits at fair value, which is recorded in net income, except for changes in value attributable to changes in an entity’s non-performance risk, which is recorded in other comprehensive income. In addition, the new guidance is expected to have a significant impact on the Company’s systems, processes and controls.
Reference rate reform
In March 2020, the FASB issued new guidance to ease the accounting implications of the transition away from the London Interbank Offering Rate, or “LIBOR,” and other reference rates, which are scheduled to be discontinued in 2021. The new guidance offers a variety of optional expedients and exceptions related to accounting for contract modifications and hedging relationships. These expedients and exceptions apply only to contracts, hedging relationships and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The new guidance is effective for contract modifications made and hedging relationships existing or entered into from January 1, 2020 through December 31, 2022. The Company expects to apply the expedients and exceptions offered in the guidance but is still evaluating the impact of reference rate reform on its consolidated financial statements.
(3) Investments
Fixed maturity securities
The cost or amortized cost and fair value for available-for-sale, or “AFS,” fixed maturity securities were as follows:
	Cost or amortized cost	Gross unrealized		Fair value	OTTI in AOCI(3)
As of June 30, 2020		gains	losses
($ in millions)
AFS fixed maturity securities portfolio by type:
U.S. government and agencies	$546	$47	$—	$593	$—
U.S. state, municipal and political subdivisions	3,043	603	(5)	3,641	—
Corporate(1)	22,308	2,831	(128)	25,011	—
Residential mortgage-backed securities, or “RMBS”	8,479	451	(234)	8,696	(2)
Commercial mortgage-backed securities, or “CMBS”	3,705	151	(115)	3,741	—
Collateralized bond obligations, or “CBOs”	3,988	106	(13)	4,081	—
Collateralized loan obligations, or “CLOs”	2,948	9	(168)	2,789	—
All other structured securities(2)	3,528	108	(107)	3,529	—
Total AFS fixed maturity securities	$48,545	$4,306	$(770)	$52,081	$(2)
(1)
Includes related party corporate AFS fixed maturity securities with amortized cost, gross unrealized gains, gross unrealized losses and fair value of $299 million, $64 million, $0 million and $363 million, respectively.

(2)	Includes primarily asset-backed securities, or “ABS.”
(3)
Represents the amount of OTTI recognized in accumulated other comprehensive income. Amount includes unrealized gains and losses on impaired securities relating to changes in the fair value of such securities subsequent to the impairment measurement date.

	Cost or amortized cost	Gross unrealized		Fair value
As of December 31, 2019		gains	losses
($ in millions)
AFS fixed maturity securities portfolio by type:
U.S. government and agencies	$583	$20	$(1)	$602
U.S. state, municipal and political subdivisions	2,206	378	(2)	2,582
Corporate(1)	22,262	1,736	(43)	23,955
RMBS	8,005	774	(32)	8,747
CMBS	3,727	164	(6)	3,885
CBOs	3,435	95	(1)	3,529
CLOs	2,905	4	(57)	2,852
All other structured securities(2)	3,503	127	(17)	3,613
Total AFS fixed maturity securities	$46,626	$3,298	$(159)	$49,765
(1)
Includes related party corporate AFS fixed maturity securities with amortized cost, gross unrealized gains, gross unrealized losses and fair value of $149 million, $30 million, $0 million and $179 million, respectively.

(2)	Includes primarily ABS.
As of December 31, 2019, there were no non-credit OTTI losses reflected within the fair value of AFS fixed maturity securities.
Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties, or the Company may have the right to put or sell the obligations back to the issuers.
The maturity distribution for AFS fixed maturity securities is as follows:
As of June 30, 2020	Cost or amortized cost	Fair value
($ in millions)
Due in one year or less(1)	$316	$313
Due after one year through five years(2)	3,744	3,857
Due after five years through ten years(3)	6,024	6,582
Due after ten years(4)	15,813	18,493
Subtotal	25,897	29,245
RMBS	8,479	8,696
CMBS	3,705	3,741
CBOs	3,988	4,081
CLOs	2,948	2,789
All other structured securities	3,528	3,529
Total AFS fixed maturity securities	$48,545	$52,081
(1)	Includes related party AFS fixed maturity securities with amortized cost and fair value of $0 million and $0 million, respectively.
(2)	Includes related party AFS fixed maturity securities with amortized cost and fair value of $12 million and $13 million, respectively.
(3)	Includes related party AFS fixed maturity securities with amortized cost and fair value of $176 million and $201 million, respectively.
(4)	Includes related party AFS fixed maturity securities with amortized cost and fair value of $112 million and $150 million, respectively.

Purchased credit impaired securities
The following tables present information on our purchased credit impaired securities, which are included in AFS fixed maturity securities:
June 30, 2020
($ in millions)
Outstanding principal balance	$1,705
Amortized cost	1,247
Fair value	1,284
The following table presents activities for the accretable yield on purchased credit impaired securities:
Six months ended June 30, 2020
($ in millions)
Newly purchased credit impaired securities	$397
Disposals	(5)
Accretion	(16)
Effect of changes in interest rate indices	(3)
New reclassification from (to) non-accretable difference, including effects of prepayments	(16)
Balance, as of end of period	$357
Securities in a continuous unrealized loss position
The following tables provide information about the Company’s AFS fixed maturity securities that have been continuously in an unrealized loss position:
	Less than 12 months		12 months or more		Total
As of June 30, 2020	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
($ in millions)
AFS fixed maturity securities portfolio by type:
U.S. government and agencies	$101	$—	$—	$—	$101	$—
U.S. state, municipal and political subdivisions	239	(5)	1	—	240	(5)
Corporate	2,138	(104)	514	(24)	2,652	(128)
RMBS	3,093	(192)	406	(42)	3,499	(234)
CMBS	1,350	(113)	9	(2)	1,359	(115)
CLOs	872	(67)	1,399	(101)	2,271	(168)
CBOs	645	(13)	—	—	645	(13)
All other structured securities	1,216	(91)	180	(16)	1,396	(107)
Total AFS fixed maturity securities	$9,654	$(585)	$2,509	$(185)	$12,163	$(770)
	Less than 12 months		12 months or more		Total
As of December 31, 2019	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
($ in millions)
AFS fixed maturity securities portfolio by type:
U.S. government and agencies	$403	$(1)	$—	$—	$403	$(1)
U.S. state, municipal and political subdivisions	173	(2)	1	—	174	(2)
Corporate	1,570	(21)	743	(22)	2,313	(43)
RMBS	939	(19)	344	(13)	1,283	(32)
CMBS	435	(5)	41	(1)	476	(6)
CLOs	439	(8)	1,994	(49)	2,433	(57)
CBOs	187	(1)	—	—	187	(1)
All other structured securities	890	(9)	158	(8)	1,048	(17)
Total AFS fixed maturity securities	$5,036	$(66)	$3,281	$(93)	$8,317	$(159)

Unrealized gains and losses can be created by changing interest rates or several other factors, including changing credit spreads. The Company had gross unrealized losses on below investment grade AFS fixed maturity securities of $45 million and $20 million as of June 30, 2020 and December 31, 2019, respectively. The single largest unrealized loss on AFS fixed maturity securities was $9 million and $3 million as of June 30, 2020 and December 31, 2019, respectively. The Company had 1,970 and 1,272 securities in an unrealized loss position as of June 30, 2020 and December 31, 2019, respectively.
As of June 30, 2020 and December 31, 2019, AFS fixed maturity securities in an unrealized loss position for over 12 months consisted of 479 and 485 debt securities, respectively. These debt securities primarily relate to CLO, corporate and RMBS fixed maturity securities, which have depressed values due primarily to an increase in interest rates since the purchase of these securities. Unrealized losses were not recognized in earnings on these debt securities since the Company neither intends to sell the securities nor does it believe that it is more likely than not that it will be required to sell these securities before recovery of their cost or amortized cost basis. For securities with significant declines in value, individual security level analysis was performed utilizing underlying collateral default expectations, market data and industry analyst reports.
Mortgage and other loan receivables
Mortgage and other loan receivables consist of the following:
	June 30, 2020	December 31, 2019
($ in millions)
Commercial mortgage loans(1)	$7,099	$6,740
Residential mortgage loans	4,595	4,011
Consumer loans	2,360	1,035
Other loan receivables(2)(3)	1,083	1,742
Total mortgage and other loan receivables	15,137	13,528
Allowance for loan losses	(142)	(22)
Total mortgage and other loan receivables, net of allowance for loan losses	$14,995	$13,506
(1)
Includes $6 million of loans carried at fair value using the fair value option as of both June 30, 2020 and December 31, 2019. The fair value option was elected for these loans for asset-liability matching purposes. These loans had unpaid principal balances of $0 million as of both June 30, 2020 and December 31, 2019.

(2)
As of June 30, 2020 and December 31, 2019, respectively, other loan receivables consisted primarily of warehouse facilities backed by residential and commercial real estate of $347 million and $1.2 billion and renewable energy development loans of $668 million and $450 million. Renewable energy development loans include related party loans with a carrying value of $285 million and $238 million as of June 30, 2020 and December 31, 2019, respectively.

(3)
Includes $374 million and $253 million of related party loans carried at fair value using the fair value option as of June 30, 2020 and December 31, 2019, respectively. These loans had unpaid principal balances of $369 million and $252 million as of June 30, 2020 and December 31, 2019, respectively.

The maturity distribution by contractual maturity for residential and commercial mortgage loans is as follows as of June 30, 2020:
Years	Residential	Commercial	Total mortgage loans
($ in millions)
Remainder of 2020	$227	$87	$314
2021	324	653	977
2022	204	676	880
2023	800	1,173	1,973
2024	116	704	820
2025	16	443	459
2026 and thereafter	2,908	3,363	6,271
Total	$4,595	$7,099	$11,694

Actual maturities could differ from contractual maturities, because borrowers may have the right to prepay (with or without prepayment penalties) and loans may be refinanced.
The Company diversifies its mortgage loan portfolio by both geographic region and property type to reduce concentration risk. The following tables present the Company’s mortgage loans by geographic region and property type:
Mortgage loans - carrying value by geographic region	June 30, 2020	December 31, 2019
($ in millions)
Pacific	$3,148	$2,966
West South Central	2,139	2,213
South Atlantic	1,868	1,772
Middle Atlantic	1,256	1,106
East North Central	647	627
Mountain	601	544
New England	367	377
East South Central	279	267
West North Central	228	152
Other regions	1,161	727
Total by geographic region	$11,694	$10,751
Mortgage loans - carrying value by property type	June 30, 2020	December 31, 2019
($ in millions)
Residential	$4,663	$4,069
Office building	2,642	2,670
Apartment	1,740	1,374
Industrial	1,469	1,240
Retail	699	684
Other property types	277	509
Warehouse	204	205
Total by property type	$11,694	$10,751
Allowance for loan losses
The Company evaluates all of its mortgage loans and other loan receivables for impairment. This evaluation considers the borrower’s ability to pay and the value of the underlying collateral. Allowance amounts are established for incurred but not specifically identified impairments of mortgage and other loan receivables, based on models that consider the specific characteristics of the Company’s portfolio and current economic conditions. As of June 30, 2020, the Company enhanced some of the models used to estimate the allowance for loan losses on its mortgage and other loan receivables. For the six months ended June 30, 2020, the Company’s loan loss allowance increased primarily due to deterioration in economic conditions as a result of the COVID-19 pandemic, the aforementioned model enhancements, and additional specific loan loss allowances against a single commercial mortgage loan.
Changes in the allowance for loan losses are summarized below:
	Six months ended June 30,
	2020	2019
($ in millions)
Balance, as of beginning of period	$22	$11
Provisions, net of releases(1)	127	4
Charge-offs, net of recoveries	(7)	(1)
Balance, as of end of period	$142	$14
(1)	Of the total allowance, as of June 30, 2020, $15 million related to individually assessed credit losses on approximately $32 million of a single commercial mortgage loan.

As of June 30, 2020 and December 31, 2019, the Company had $152 million and $89 million, respectively, of mortgage loans that were 90 days or more past due or in the process of foreclosure. The Company ceases accrual of interest on loans that are more than 90 days past due and recognizes income as cash is received. As of June 30, 2020 and December 31, 2019, there were $84 million and $29 million, respectively, of mortgage loans that were non-income producing.
As of June 30, 2020, 26% of residential mortgage loans and 4% of consumer loans have been granted forbearance due to COVID-19. This forbearance, which generally involves a 3-month period in which payments are not required (though must subsequently be made up,) is not considered to result in troubled debt restructurings for the six months ended June 30, 2020. Interest continues to accrue on loans in temporary forbearance. Please refer to Note 2—“Significant accounting policies and practices” to our consolidated financial statements for additional information on regulations impacting the Company under the CARES Act.
As of June 30, 2020 and December 31, 2019, the Company had $2 million and $1 million, respectively, of other loan receivables that were delinquent by more than 120 days or in default.
Loan-to-value ratio on mortgage loans
The loan-to-value ratio is expressed as a percentage of the current amount of the loan relative to the value of the underlying collateral. The following table summarizes the Company’s loan-to-value ratios for its commercial mortgage loans as of June 30, 2020 and December 31, 2019:
	June 30, 2020		December 31, 2019
Loan-to-value	Carrying value	Percentage of commercial mortgage loans	Carrying value	Percentage of commercial mortgage loans
($ in millions, except percentages)
70% and less	$6,479	91%	$6,217	92%
71% - 90%	620	9%	523	8%
Total commercial mortgage loans	$7,099	100%	$6,740	100%
Changing economic conditions affect the Company’s valuation of commercial mortgage loans. Changing vacancies and rents are incorporated into the discounted cash flow analysis that the Company performs for monitored loans and may contribute to the establishment of (or increase or decrease in) a commercial mortgage loan valuation allowance for losses. In addition, the Company continuously monitors its commercial mortgage loan portfolio to identify risk. Areas of emphasis are properties that have exposure to specific geographic events, or have deteriorating credit.
The weighted average loan-to-value ratio for the Company’s residential mortgage loans was 70% and 75% as of June 30, 2020 and December 31, 2019, respectively.
Other investments
Other investments consist of the following:
	June 30, 2020	December 31, 2019
($ in millions)
Investments in renewable energy(1)(2)(3)	$3,249	$2,947
Investments in transportation and other leased assets(4)	1,764	1,796
Other investment partnerships	487	558
Investments in real estate	391	384
Federal Home Loan Bank, or “FHLB,” common stock and other investments	172	162
Total other investments	$6,063	$5,847
(1)	Net of accumulated depreciation attributed to consolidated renewable energy assets of $52 million and $38 million as of June 30, 2020 and December 31, 2019, respectively.

(2)	Includes related party balance of $143 million and $145 million as of June 30, 2020 and December 31, 2019, respectively.
(3)	Includes an equity investment in Origis USA, LLC of $30 million and $38 million carried at fair value using the fair value option as of June 30, 2020 and December 31, 2019, respectively.
(4)	Net of accumulated depreciation of $196 million and $158 million as of June 30, 2020 and December 31, 2019, respectively.
The total amount of other investments accounted for using the equity method of accounting was $1.6 billion and $1.7 billion as of June 30, 2020 and December 31, 2019, respectively. The Company’s maximum exposure to loss related to these equity method investments is limited to the carrying value of these investments plus unfunded commitments of $37 million and $41 million as of June 30, 2020 and December 31, 2019, respectively.
In addition, the Company has investments that would otherwise require the equity method of accounting for which the fair value option has been elected. The carrying amount of these investments was $149 million and $151 million as of June 30, 2020 and December 31, 2019, respectively.
Variable interest entities
The Company has created certain VIEs to hold investments, including railcar, aviation and other transportation equipment, renewable energy projects, life settlement contracts and single premium immediate annuities, fixed maturity securities, residential rental properties and student loans. These VIEs issue beneficial interests primarily to the Company’s insurance entities and the Company maintains the power to direct the activities of the VIEs that most significantly impact their economic performance and bears the obligation to absorb losses or receive benefits from the VIEs that could potentially be significant. Accordingly, the Company is the primary beneficiary of these VIEs, which are consolidated in the Company’s results. Where these VIEs or entities consolidated by these VIEs issue beneficial interests to third-parties, they are reported as non-controlling interests by the Company.
The following table illustrates the Company’s consolidated VIE positions:
	June 30, 2020	December 31, 2019
($ in millions)
Assets of consolidated variable interest entities:
Investments:
AFS fixed maturity securities, at fair value	$1,171	$1,236
Mortgage and other loan receivables	2,332	1,044
Other investments:
Investments in renewable energy	3,193	2,883
Investments in transportation and other leased assets	1,764	1,796
Investments in real estate	390	382
Other investment partnerships	34	36
Total other investments	5,381	5,097
Total investments	8,884	7,377
Cash and cash equivalents	230	191
Accrued investment income	48	41
Other assets	212	62
Total assets of consolidated variable interest entities	$9,374	$7,671

Liabilities of consolidated variable interest entities:
Accrued expenses and other liabilities	$259	$181
Total liabilities of consolidated variable interest entities	259	181

Redeemable non-controlling interests	89	94
Non-controlling interests of consolidated variable interest entities	188	135
Total liabilities, redeemable non-controlling interests and non-controlling interests of consolidated variable interest entities	$536	$410

The carrying amount and maximum exposure to loss relating to VIEs in which the Company holds a significant variable interest but is not the primary beneficiary and which have not been consolidated were as follows:
	June 30, 2020		December 31, 2019
	Carrying amount	Maximum exposure to loss(1)	Carrying amount	Maximum exposure to loss(1)
($ in millions)
Other investment partnerships	$441	$483	$513	$559
Investments in renewable energy partnerships	56	56	64	64
Total	$497	$539	$577	$623
(1)	The maximum exposure to loss relating to other limited and renewable energy partnership interests is equal to the carrying amounts plus any unfunded commitments.
Federal Home Loan Bank investment and funding agreements
Certain of the Company’s subsidiaries are members of regional banks in the FHLB system. These subsidiaries have also entered into funding agreements with their respective FHLB. The funding agreements are issued in exchange for cash. The funding agreements require that the Company pledges eligible assets, such as commercial mortgage loans, as collateral. With respect to certain classes of eligible assets, the FHLB holds the pledged eligible assets in custody at the respective FHLB. The liabilities for the funding agreements are included in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets. Information related to the FHLB investment and funding agreements as of June 30, 2020 and December 31, 2019 is as follows:
	Investment in common stock		Funding agreements issued to FHLB member banks		Collateral
	June 30, 2020	December 31, 2019	June 30, 2020	December 31, 2019	June 30, 2020	December 31, 2019
($ in millions)
FHLB Indianapolis	$74	$69	$1,593	$1,544	$2,427	$2,527
FHLB Des Moines	35	30	615	500	937	811
FHLB Boston	18	14	314	238	522	521
Total	$127	$113	$2,522	$2,282	$3,886	$3,859
Repurchase agreement transactions
As of June 30, 2020, the Company participated in third-party repurchase agreements with a notional value of $402 million. The Company posted $436 million in fixed maturity securities as collateral for these transactions as of June 30, 2020. The Company accounts for these transactions as secured borrowings. As of December 31, 2019, there were no transactions outstanding and the Company did not pledge any associated collateral.
The gross obligation for repurchase agreements is reported in securities sold under agreements to repurchase in the consolidated balance sheets. The gross obligations by class of collateral pledged for repurchase agreements accounted for as secured borrowings as of June 30, 2020 is presented in the following table:
As of June 30, 2020	Overnight	<30 Days	30 - 90 Days	>90 Days	Total
($ in millions)
Corporate Securities	$—	$101	$301	$—	$402
Total borrowing	$—	$101	$301	$—	$402
Other
As of June 30, 2020 and December 31, 2019, the Company had exposure to three separate issuers that exceeded 10% of equity. The carrying value of the Company’s 33% interest in SP Solar Holdings I, LP, a holding company for 26 operating renewable energy plants, was $1.1 billion as of both June 30, 2020 and

December 31, 2019. The Company also held $0 million and $913 million of short term facility loans to a single issuer as of June 30, 2020 and December 31, 2019, respectively. Separately, the Company held $0 million and $634 million of investments in the AAA and AA rated tranches of a single collateralized loan obligation as of June 30, 2020 and December 31, 2019, respectively.
As of June 30, 2020 and December 31, 2019, the cost or amortized cost and fair value of the assets on deposit with various state and governmental authorities were $149 million and $185 million, and $149 million and $174 million, respectively.
Net investment income
Net investment income is comprised primarily of interest income, including amortization of premiums and accretion of discounts, based on yields that change due to expectations in projected cash flows, dividend income from common and preferred stock, earnings from investments accounted for under equity method accounting, and lease income on other investments.
The components of net investment income were as follows:
	Six months ended June 30,
	2020	2019
($ in millions)
Fixed maturity securities - interest and other income	$1,095	$1,081
Equity securities - dividends and other income	—	4
Mortgage and other loan receivables	377	252
Income from funds withheld at interest	3	7
Policy loans	20	18
Investments in transportation and other leased assets	100	80
Investments in renewable energy	43	10
Investments in real estate	9	5
Short-term and other investment income	57	65
Gross investment income(1)	1,704	1,522
Less investment expenses:
Investment management and administration(2)	71	57
Transportation and renewable energy asset depreciation and maintenance	96	61
Interest expense on derivative collateral and repurchase agreements	7	3
Net investment income	$1,530	$1,401
(1)	Includes income from related parties of $23 million and $10 million for the six months ended June 30, 2020 and 2019, respectively.
(2)
Includes expenses from Goldman Sachs Asset Management LP, or “GSAM,” an affiliate of Goldman Sachs, a related party, and Centaurus Renewable Energy, a related party, of $5 million and $7 million for the six months ended June 30, 2020 and 2019, respectively.

Net investment (losses) gains
Net investment (losses) gains were as follows:
	Six months ended June 30,
	2020	2019
($ in millions)
AFS fixed maturity securities	$45	$3
Trading fixed maturity securities	(35)	81
Derivatives	145	220
Funds withheld receivable at interest	11	25
Mortgage and other loans receivables	(1)	—

	Six months ended June 30,
	2020	2019
($ in millions)
Other investments(1)	9	57
Impairments of life settlement contracts	(3)	(5)
Allowance for loan losses provision	(128)	(3)
OTTI on AFS fixed maturity securities	(22)	—
Impairments of other investments	(72)	—
Net investment (losses) gains	$(51)	$378
(1)	Includes gains (losses) from related parties of $0 million and $(2) million for the six months ended June 30, 2020 and 2019, respectively.
Other-than-temporary impairment
Available-for-sale fixed maturity securities
The table below presents a roll-forward of the cumulative credit loss component of OTTI losses recognized in net investment gains (losses) in the consolidated statements of income on AFS fixed maturity securities still held by the Company as of June 30, 2020 and 2019:
	Six months ended June 30,
	2020	2019
($ in millions)
Balance, as of beginning of period	$1	$19
Additions:
Initial impairments - credit loss OTTI recognized on securities not previously impaired	22	—
Additional impairments - credit loss OTTI recognized on securities previously impaired	—	—
Reductions:
Due to sales (or maturities, pay downs or prepayments) during the period of securities previously impaired as credit loss OTTI	—	(5)
Balance, as of end of period	$23	$14
Other investment impairment
As part of its periodic review of life settlement contracts for impairment, the Company determined several contracts were impaired for the six months ended June 30, 2020 and 2019 because the sum of the carrying value plus expected future premium payments exceeded the expected contract value. Consequently, the Company recorded impairments on those life settlement contracts of $3 million and $5 million for the six months ended June 30, 2020 and 2019, respectively, which are included in net investment gains (losses) in the consolidated statements of income.
Proceeds and gross gains and losses from voluntary sales
The proceeds from voluntary sales and the gross gains and losses on those sales of AFS fixed maturity securities were as follows:
	Six months ended June 30,
	2020	2019
($ in millions)
AFS fixed maturity securities:
Proceeds from voluntary sales	$6,273	$3,871
Gross gains	112	38
Gross losses	(69)	(43)

(4) Derivative instruments
The Company holds derivative instruments that are primarily used in its hedge program. The Company has established a hedge program that seeks to mitigate economic impacts primarily from interest rate and equity price movements, while taking into consideration accounting and capital impacts.
For exchange traded derivatives, the Company offsets asset and liability positions in similar instruments executed with the same clearing member and the same clearing house where there is legal right of setoff. In addition, these exchange traded derivatives have daily settlement of margin.
The restricted cash which was held in connection with open derivative transactions with exchange brokers was $157 million and $141 million as of June 30, 2020 and December 31, 2019, respectively.
Derivatives designated as accounting hedges
Where the Company has derivative instruments that are designated and qualify as accounting hedges, these derivative instruments receive hedge accounting.
The Company has designated an interest rate swap to hedge the interest rate risk associated with the 2029 Senior Notes in a fair value hedge. The 2029 Senior Notes are reported in debt in the consolidated balance sheets and are hedged through their maturity in October 2029. This hedge qualifies for the shortcut method of assessing hedge effectiveness. As of June 30, 2020 and December 31, 2019, the carrying amount of the hedged 2029 Senior Notes was $538 million and $479 million, respectively, which reflects a fair value hedge adjustment of $43 million and $(15) million, respectively. A gain due to changes in the fair value of the swap of $58 million was recognized in interest expense in the consolidated statements of income for the six months ended June 30, 2020, fully offsetting the fair value change in the hedged 2029 Senior Notes.
In December 2019, the Company designated an interest rate swap to hedge the interest rate risk associated with the planned purchase of AFS debt securities in a cash flow hedge. Regression analysis is used to assess the effectiveness of this hedge. As of June 30, 2020 and December 31, 2019, respectively, there was a cumulative gain of $2 million and a cumulative loss of $2 million on the interest rate swap recorded in accumulated other comprehensive income. Amounts deferred in accumulated other comprehensive income are reclassified to net investment income following the qualifying purchases of AFS securities, as an adjustment to the yield earned over the life of the purchased securities, using the effective interest method. This arrangement is hedging purchases in 2020 and is expected to affect earnings until 2050. There were $222 million securities purchased and $2 million reclassified to income for the six months ended June 30, 2020. The Company estimates that the amount of gains/losses in accumulated other comprehensive income to be reclassified into earnings in the next 12 months will not be material.
The fair value and notional value of the derivative assets and liabilities were as follows:
As of June 30, 2020	Notional value	Derivative assets	Derivative liabilities
($ in millions)
Equity market contracts	$17,443	$689	$226
Interest rate contracts	5,036	227	39
Foreign currency contracts	8	5	—
Credit risk contracts	2,060	1	2
Impact of netting(1)		(181)	(181)
Fair value included within derivative assets and derivative instruments payable		741	86
Embedded derivative – indexed universal life products		—	699
Embedded derivative – annuity products		—	1,599
Fair value included within policyholder liabilities		—	2,298
Embedded derivative – funds withheld at interest		(126)	(111)
Fair value included within total assets and liabilities		$615	$2,273
(1)	Represents netting of derivative exposures covered by qualifying master netting agreements.

As of December 31, 2019	Notional value	Derivative assets	Derivative liabilities
($ in millions)
Equity market contracts	$15,495	$769	$32
Interest rate contracts	3,994	67	60
Foreign currency contracts	40	1	1
Impact of netting(1)		(14)	(14)
Fair value included within derivative assets and derivative instruments payable		823	79
Embedded derivative – indexed universal life products		—	820
Embedded derivative – annuity products		—	1,426
Fair value included within policyholder liabilities		—	2,246
Embedded derivative – funds withheld at interest		79	61
Fair value included within total assets and liabilities		$902	$2,386
(1)	Represents netting of derivative exposures covered by qualifying master netting agreements.
The amounts of derivative gains and losses recognized for the six months ended June 30, 2020 and 2019, respectively, are reported in the consolidated statements of income as follows:
	Six months ended June 30,
Derivative contracts not designated as hedges	2020	2019
($ in millions)
Net investment gains (losses):
Embedded derivatives	$(32)	$(34)
Equity index options	(189)	322
Equity future contracts	112	(180)
Interest rate contracts	257	110
Credit risk contracts	(6)	—
Other	2	2
Total included in net investment gains (losses):	$144	$220
	Six months ended June 30,
Derivative contracts designated as hedges	2020	2019
($ in millions)
Revenues:
Foreign currency forwards	$1	$—
Total included in net investment gains	$1	$—
Interest expense:
Interest rate swap	$59	$—
Total included in interest expense	$59	$—
(5) Fair value disclosure of financial instruments
The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date (the exit price). The best evidence of fair value is a quoted price in an active market. If listed prices or quotations are not available, fair value is determined by reference to prices of similar instruments and quoted prices or recent prices in less active markets.
U.S. GAAP establishes a three-level valuation hierarchy based upon observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. The fair value hierarchy prioritizes inputs to the valuation techniques used to measure fair value, giving the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. A financial instrument’s level in the fair value hierarchy is based on the lowest level of any input that is significant to fair value measurement of the financial instrument. The three levels of the fair value hierarchy are described below:
Basis of fair value measurement
Level 1: Unadjusted quoted prices in active markets to which the Company had access as of the measurement date for identical, unrestricted assets and liabilities.
Level 2: Inputs to valuation techniques are observable either directly or indirectly through quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable; and
Level 3: Model-derived where one or more inputs to the valuation techniques are significant and unobservable.
The measurement of Level 3 financial instrument fair values uses unobservable inputs that are based on management judgment and the internal determination of assumptions that market participants would use in valuing them. Valuation subjectivity increases when markets are less liquid due to the lack of more transparent market-based inputs, which may increase the potential that estimated fair values are not reflective of the price at which an actual transaction would occur.
The following tables represent the Company’s hierarchy for its assets and liabilities measured at fair value on a recurring basis:
As of June 30, 2020	Level 1	Level 2	Level 3	Total
($ in millions)
Assets:
AFS fixed maturity securities:
U.S. government and agencies	$526	$67	$—	$593
U.S. state, municipal and political subdivisions	—	3,641	—	3,641
Corporate(1)	1	22,862	2,148	25,011
Structured securities	1	21,374	1,461	22,836
Total AFS fixed maturity securities	528	47,944	3,609	52,081
Trading fixed maturity securities:
U.S. government and agencies	15	6	—	21
U.S. state, municipal and political subdivisions	—	42	—	42
Corporate	—	625	46	671
Structured securities	—	233	7	240
Total trading fixed maturity securities	15	906	53	974
Equity securities	—	—	60	60
Mortgage and other loan receivables(2)	—	7	374	381
Other investments(3)	—	—	425	425
Funds withheld receivable at interest	—	330	(126)	204
Reinsurance recoverable	—	—	1,317	1,317
Derivative assets:
Equity market contracts	101	588	—	689
Interest rate contracts	18	209	—	227
Credit contracts	—	1	—	1
Foreign currency contracts	—	5	—	5
Impact of netting(4)	(92)	(89)	—	(181)
Total derivative assets	27	714	—	741
Separate account assets	5,015	—	—	5,015
Total assets at fair value	$5,585	$49,901	$5,712	$61,198

As of June 30, 2020	Level 1	Level 2	Level 3	Total
($ in millions)
Liabilities:
Policyholder liabilities	$—	$—	$545	$545
Closed block policy liabilities	—	—	1,372	1,372
Funds withheld payable at interest	—	—	(111)	(111)
Derivative instruments payable:
Equity market contracts	148	78	—	226
Interest rate contracts	4	35	—	39
Credit contracts	—	2	—	2
Impact of netting(4)	(92)	(89)	—	(181)
Total derivative instruments payable	60	26	—	86
Embedded derivative – indexed universal life products	—	—	699	699
Embedded derivative – annuity products	—	—	1,599	1,599
Total liabilities at fair value	$60	$26	$4,104	$4,190
(1)	Includes related party balance of $363 million in Level 2 for corporate AFS fixed maturity securities.
(2)	Includes related party balance of $374 million in Level 3 for mortgage and other loan receivables.
(3)
Other investments excluded from the fair value hierarchy include certain real estate and private equity funds for which fair value is measured at net asset value per share as a practical expedient. As of June 30, 2020, the fair value of these investments was $115 million.

(4)	Represents netting of derivative exposures covered by qualifying master netting agreements.
As of December 31, 2019	Level 1	Level 2	Level 3	Total
($ in millions)
Assets:
AFS fixed maturity securities:
U.S. government and agencies	$528	$62	$12	$602
U.S. state, municipal and political subdivisions	—	2,582	—	2,582
Corporate(1)	—	21,699	2,256	23,955
Structured securities	7	20,767	1,852	22,626
Total AFS fixed maturity securities	535	45,110	4,120	49,765
Trading fixed maturity securities:
U.S. government and agencies	17	2	3	22
U.S. state, municipal and political subdivisions	—	41	—	41
Corporate	13	607	37	657
Structured securities	—	262	2	264
Total trading fixed maturity securities	30	912	42	984
Equity securities	—	—	58	58
Mortgage and other loan receivables(2)	—	6	253	259
Other investments(3)	—	—	424	424
Funds withheld receivable at interest	—	310	79	389
Reinsurance recoverable	—	—	1,316	1,316
Derivative assets:
Equity market contracts	30	739	—	769
Interest rate contracts	1	66	—	67
Foreign currency contracts	—	1	—	1
Impact of netting(4)	(9)	(5)	—	(14)
Total derivative assets	22	801	—	823
Separate account assets	5,504	—	—	5,504
Total assets at fair value	$6,091	$47,139	$6,292	$59,522

As of December 31, 2019	Level 1	Level 2	Level 3	Total
($ in millions)
Liabilities:
Policyholder liabilities	$—	$—	$429	$429
Closed block policy liabilities	—	—	1,368	1,368
Funds withheld payable at interest	—	—	61	61
Derivative instruments payable:
Equity market contracts	31	1	—	32
Interest rate contracts	17	43	—	60
Foreign currency contracts	—	1	—	1
Impact of netting(4)	(9)	(5)	—	(14)
Total derivative instruments payable	39	40	—	79
Reinsurance liabilities	—	—	5	5
Embedded derivative – indexed universal life products	—	—	820	820
Embedded derivative – annuity products	—	—	1,426	1,426
Total liabilities at fair value	$39	$40	$4,109	$4,188
(1)	Includes related party balance of $179 million in Level 2 for corporate AFS fixed maturity securities.
(2)	Includes related party balance of $238 million in Level 3 for mortgage and other loan receivables.
(3)
Other investments excluded from the fair value hierarchy include certain real estate and private equity funds for which fair value is measured at net asset value per share as a practical expedient. As of December 31, 2019, the fair value of these investments was $113 million.

(4)	Represents netting of derivative exposures covered by qualifying master netting agreements.
Fair value techniques and inputs
The following is a description of the valuation techniques and inputs used for instruments carried at fair value. The observability of the inputs used in the valuation determines the appropriate level in the fair value hierarchy for the respective asset or liability.
Investments
Investments in U.S. Treasury, government and agency securities, foreign government securities, short-term money market securities and mutual funds held in separate accounts are valued using quoted market prices for identical unrestricted instruments in active markets. Investments such as fixed maturity securities for which quoted market prices from active markets are not available are priced using observable inputs, which can be verified to quoted prices, recent trading activity for identical or similar instruments, broker or dealer quotations or alternative pricing sources with reasonable levels of price transparency. Consideration is given to the nature of the quotations and the relationship of recent market activity to the prices provided from alternative pricing sources. Other investments having one or more significant valuation inputs that are not observable are initially valued at transaction price, which is considered to be the best initial estimate of fair value. Subsequently, the Company uses other methodologies to determine fair value, which vary based on the type of investment.
Valuation inputs and assumptions are changed when corroborated by substantive observable evidence, including values realized on sales.
Derivative instruments
Derivative instruments such as exchange-traded futures and options are valued at their quoted market price. Most of the over the counter derivative instruments used by the Company are those for which all significant valuation inputs are corroborated by market evidence. These derivative instruments are principally valued using an income approach. The Company calculates the fair value of derivative assets by discounting future cash flows at a rate that incorporates counterparty credit spreads and the fair value of derivative liabilities by discounting future cash flows at a rate that incorporates the Company’s own credit spreads. When appropriate, valuations are adjusted for various factors such as liquidity, bid/offer spreads and credit considerations. Such adjustments are generally based on available market evidence.

Valuations for non-option based interest rate derivatives are based on present value techniques, which utilize significant inputs that may include the swap yield curve, London Interbank Offered Rate, or “LIBOR,” basis curves and repurchase rates. Valuations for option based interest rate derivatives are based on option pricing models, which utilize significant inputs that may include the swap yield curve, LIBOR basis curves and interest rate volatility.
Prices for foreign currency derivatives based on the exchange rates of leading industrialized nations, including those with longer tenors, are generally observable. The valuation of other derivative instruments including credit derivatives and equity market derivatives have significant unobservable inputs, such as equity volatility inputs for options that are very long dated, and are principally valued using an income approach.
Funds withheld at interest, reinsurance assets and insurance liabilities
The funds withheld receivable at interest carried at fair value is primarily valued based on the fair value of the underlying investments, which have quoted prices or other observable inputs to pricing. A portion of the funds withheld receivable at interest carried at fair value represents embedded derivatives and is valued using present value techniques that consider inputs including contractholder persistency and contract duration. Reinsurance recoverables carried at fair value are valued using present value techniques that consider inputs including mortality and surrender rates for the associated policies, as well as estimates of policy expenses and the cost of capital held in support of the related closed block policy liabilities.
Policyholder liabilities carried at fair value are valued using present value techniques that discount estimated liability cash flows at a rate that reflects the riskiness of those cash flows and also consider policyholder behavior (lapse rates, surrender rates and mortality). Closed block policy liabilities carried at fair value are valued using present value techniques that consider inputs including mortality and surrender rates for the respective policies, as well as estimates of policy expenses and the cost of capital held in support of the liabilities. The funds withheld payable at interest carried at fair value represents embedded derivatives and is valued based on the change in the fair value of the assets supporting the payable. Other embedded derivative liabilities are related to our fixed-indexed annuity, variable annuity and indexed universal life products, which contain equity-indexed features. We calculate the embedded derivative liabilities as the present value of future projected benefits in excess of the projected guaranteed benefits, using an option budget as the indexed account value growth rate and considering an adjustment to reflect the risk of nonperformance on our obligation and inputs such as projected withdrawal and surrender activity, and mortality. We calculate nonperformance risk using a blend of observable peer holding company credit spreads, adjusted to reflect the claims paying ability of our insurance entities, as well as an adjustment to reflect the priority of policyholder claims. See details in the table below.

Fair value of assets and liabilities
Significant unobservable inputs
The tables below present the ranges of significant unobservable inputs used to value the Company’s Level 3 financial assets and liabilities, and includes only those items for which information is reasonably available, such as data from internal determinations of fair value. These ranges represent the significant unobservable inputs that were used in the valuation of each type of financial asset and liability. Weighted averages in the tables below are calculated by weighting each input by the relative fair value of the respective financial instruments. The ranges and weighted averages of these inputs are not representative of the appropriate inputs to use when calculating the fair value of any one financial asset or liability. Accordingly, the ranges of inputs presented below do not represent uncertainty in, or possible ranges of, fair value measurements of the Company’s Level 3 financial assets and liabilities as of June 30, 2020 and December 31, 2019:
As of June 30, 2020
Level 3 assets	Level 3 assets ($ in millions)	Valuation techniques and significant unobservable inputs	Range of significant unobservable inputs (weighted average, or “WA”)	Impact of an increase in the input on fair value
Corporate fixed maturity securities	$13	Market comparables – liquidity premium	0.25%	Decrease
Structured securities	1,734	Discounted cash flows – liquidity premium	0.33% to 0.50% (WA 0.47%)	Decrease
		Market comparables – liquidity premium	0.25% to 3.60% (WA 0.91%)	Decrease
Equity securities	30	Discounted cash flows- discount rate	17.50%	Decrease
Other investments	386	Discounted cash flows- capitalization rate	5.36% to 5.96% (WA 5.65%)	Increase
		Discounted cash flows- discount rate	8.00%	Decrease
		Discounted cash flows- vacancy rate	6.96%	Decrease
Funds withheld receivable at interest	(126)	Discounted cash flow – duration/weighted average life	0 to 22 years (WA 10.67 years)	Increase
		Discounted cash flow - contractholder persistency	3.8% to 17.5% (WA 6.5%)	Increase
		Nonperformance risk	0.6% to 1.87%	Decrease
Reinsurance recoverable	1,317	Present value of expenses paid from the open block plus the cost of capital held in support of the liabilities.	The average expense assumption is between $10.1 and $78 per policy, increased by inflation.	Increase
		Unobservable inputs are a market participant’s view of the expenses, a risk margin on the uncertainty of the level of expenses and a cost of capital on the capital held in support of the liabilities.	Expense risk margin: 9.42%	Decrease
			Cost of capital: 3.69% to 10.16%	Increase
		Discounted cash flow - mortality rate	2.76%	Increase
		Discounted cash flow - surrender rate	5.57%	Increase

As of December 31, 2019
Level 3 assets	Level 3 assets ($ in millions)	Valuation techniques and significant unobservable inputs	Range of significant unobservable inputs (WA)	Impact of an increase in the input on fair value
Corporate fixed maturity securities	$14	Market comparables — liquidity premium	0.25%	Decrease
Structured securities	1,051	Consensus pricing — liquidity premium	0.29%	Decrease
		Discounted cash flows — liquidity premium	0.00% to 0.16% (WA 0.13%)	Decrease
		Market comparables — liquidity premium	0.10% to 3.60% (WA 2.49%)	Decrease
Equity securities	38	Discounted cash flows — discount rate	17.50%	Decrease
Other investments	384	Discounted cash flows- capitalization rate	5.36% to 6.38% (WA 5.80%)	Increase
		Discounted cash flows- discount rate	8.00%	Decrease
		Discounted cash flows- vacancy rate	6.49%	Decrease
Funds withheld receivable at interest	79	Discounted cash flow - duration/weighted average life	0 to 21 years (WA 10.63 years)	Increase
		Discounted cash flow - contractholder persistency	3.8% to 17.5% (WA 6.5%)	Increase
		Nonperformance risk	0.23% to 0.95%	Decrease
Reinsurance recoverable	1,316	Present value of expenses paid from the open block plus the cost of capital held in support of the liabilities.	The average expense assumption is between $10 and $78 per policy, increased by inflation.	Increase
		Unobservable inputs are a market participant’s view of the expenses, a risk margin on the uncertainty of the level of expenses and a cost of capital on the capital held in support of the liabilities.	Expense risk margin: 9.42%	Decrease
			Cost of capital: 3.69% to 11.23%	Increase
		Discounted cash flow - mortality rate	2.76%	Decrease
		Discounted cash flow - surrender rate	5.57%	Decrease

As of June 30, 2020
Level 3 liabilities	Level 3 liabilities ($ in millions)	Valuation techniques and significant unobservable inputs	Range of significant unobservable inputs (WA)	Impact of an increase in the input on fair value
Policyholder liabilities	$545
Present value of best estimate liability cash flows. Unobservable inputs include a market participant view of the risk margin included in the discount rate which reflects the riskiness of the cash flows.
			Risk margin rate: 0.09%	Decrease
		Policyholder behavior is also a significant unobservable input, including lapse, surrender and mortality.	Lapse rate: 0.7% to 1.4%	Decrease
			Surrender rate: 0.7% to 2.1%	Increase
			Mortality rate: 0.3% to 21.1%	Increase
Closed block policy liabilities	1,372	Present value of expenses paid from the open block plus the cost of capital held in support of the liabilities.	The average expense assumption is between $10.1 and $78 per policy, increased by inflation.	Increase
		Nonperformance risk	0.6% to 1.87%	Decrease
		Unobservable inputs are a market participant’s view of the expenses, a risk margin on the uncertainty of the level of expenses and a cost of capital on the capital held in support of the liabilities.	Expense risk margin: 9.42%	Decrease
			Cost of capital: 3.69% to 10.16%	Increase
		Discounted cash flow - mortality rate	2.76%	Increase
		Discounted cash flow - surrender rate	5.57%	Increase
Funds withheld payable at interest	(111)	Discounted cash flow - duration/weighted average life	0 to 22 years (WA 10.88 years)	Decrease
		Discounted cash flow - contractholder persistency	3.8% to 17.5% (WA 6.5%)	Decrease
		Nonperformance risk	0.6% to 1.87%	Decrease
Embedded derivative – indexed universal life products	699	Policy persistency is a significant unobservable input.	Lapse rate: 5.01%	Decrease
			Mortality rate: 0.13%	Decrease
		Future costs for options used to hedge the contract obligations	Option budget assumption: 3.97%	Increase
		Nonperformance risk	0.6% to 1.87%	Decrease

As of June 30, 2020
Level 3 liabilities	Level 3 liabilities ($ in millions)	Valuation techniques and significant unobservable inputs	Range of significant unobservable inputs (WA)	Impact of an increase in the input on fair value
Embedded derivative – annuity products	1,599	Policyholder behavior is a significant unobservable input, including utilization and lapse.	Utilization: Fixed-indexed annuity WA 3.80%; Variable annuity: 0% to 65%	Decrease
			Surrender rate: Fixed-indexed annuity WA 10.58%; Variable annuity: 2.62% to 29.99%	Decrease
			Mortality rate: Fixed-indexed annuity WA 1.73%; Variable annuity: 1.18% to 8.82%	Decrease
		Future costs for options used to hedge the contract obligations	Option budget assumption: Fixed-indexed annuity WA 1.94%; Variable annuity: n/a	Increase
		Nonperformance risk	0.6% to 1.87%	Decrease
As of December 31, 2019
Level 3 liabilities	Level 3 liabilities ($ in millions)	Valuation techniques and significant unobservable inputs	Range of significant unobservable inputs (WA)	Impact of an increase in the input on fair value
Policyholder liabilities	$429
Present value of best estimate liability cash flows. Unobservable inputs include a market participant view of the risk margin included in the discount rate which reflects the riskiness of the cash flows.
			Risk margin rate: 0.09%	Decrease
		Policyholder behavior is also a significant unobservable input, including lapse, surrender and mortality.	Lapse rate: 0.7% to 1.4%	Decrease
			Surrender rate: 0.7% to 2.1%	Increase
			Mortality rate: 0.3% to 21.1%	Increase
Closed block policy liabilities	1,368	Present value of expenses paid from the open block plus the cost of capital held in support of the liabilities.	The average expense assumption is between $10 and $78 per policy, increased by inflation.	Increase
		Nonperformance risk	0.23% to 0.95%	Decrease

As of December 31, 2019
Level 3 liabilities	Level 3 liabilities ($ in millions)	Valuation techniques and significant unobservable inputs	Range of significant unobservable inputs (WA)	Impact of an increase in the input on fair value
		Unobservable inputs are a market participant’s view of the expenses, a risk margin on the uncertainty of the level of expenses and a cost of capital on the capital held in support of the liabilities.	Expense risk margin: 9.42%	Decrease
			Cost of capital: 3.69% to 11.23%	Increase
		Discounted cash flow - mortality rate	2.76%	Decrease
		Discounted cash flow - surrender rate	5.57%	Decrease
Funds withheld payable at interest	61	Discounted cash flow - duration/weighted average life	0 to 21 years (WA 10.78 years)	Decrease
		Discounted cash flow - contractholder persistency	3.8% to 17.5% (WA 6.5%)	Decrease
		Nonperformance risk	0.23% to 0.95%	Decrease
Embedded derivative – indexed universal life products	820	Policy persistency is a significant unobservable input.	Lapse rate: 5%	Decrease
			Mortality rate: 0.13%	Decrease
		Future costs for options used to hedge the contract obligations	Option budget assumption: 3.91%	Increase
		Nonperformance risk	0.23% to 0.95%	Decrease
Embedded derivative – annuity products	1,426	Policyholder behavior is a significant unobservable input, including utilization and lapse.	Utilization: Fixed-indexed annuity WA 3.66%; Variable annuity: 0% to 65%	Decrease
			Surrender rate: Fixed-indexed annuity WA 10.38%; Variable annuity: 2.82% to 27.90%	Decrease
			Mortality rate: Fixed-indexed annuity WA 1.74%; Variable annuity: 1.14% to 8.33%	Decrease
		Future costs for options used to hedge the contract obligations	Option budget assumption: Fixed-indexed annuity WA 2.07%; Variable annuity: n/a	Increase
		Nonperformance risk	0.23% to 0.95%	Decrease
Transfers between levels
Overall, transfers into and out of Level 3 are attributable to a change in the observability of inputs. Assets and liabilities are transferred into Level 3 when a significant input cannot be corroborated with market observable data. This occurs when market activity decreases significantly and underlying inputs cannot be observed, current prices are not available, and when there are significant variances in quoted prices, thereby affecting transparency. Assets and liabilities are transferred out of Level 3 when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity, a specific event, or one or more significant input(s) becoming observable.
The tables below set forth a summary of changes in the fair value of the Company’s Level 3 assets and liabilities for the six months ended June 30, 2020 and 2019, respectively. The tables reflect gains and losses for the six months for all assets and liabilities categorized as Level 3 as of June 30, 2020 and 2019:
Six months ended June 30, 2020	Balance, as of beginning of period	Net realized and unrealized gains / losses included in income	Net unrealized gains / losses included in OCI	Net settlements / purchases	Transfers into Level 3	Transfers out of Level 3	Balance, as of end of period
($ in millions)
Assets:
AFS fixed maturity securities:
U.S. government and agencies	$12	$—	$(12)	$—	$—	$—	$—
Corporate fixed maturity securities	2,256	—	(283)	175	—	—	2,148
Structured securities	1,852	(13)	(53)	126	22	(473)	1,461
Total AFS fixed maturity securities	4,120	(13)	(348)	301	22	(473)	3,609
Trading fixed maturity securities:
U.S. government and agencies	3	(3)	—	—	—	—	—
Corporate fixed maturity securities	37	4	—	5	7	(7)	46
Structured securities	2	—	—	4	3	(2)	7
Total trading fixed maturity securities	42	1	—	9	10	(9)	53
Equity securities	58	—	—	2	—	—	60
Mortgage and other loan receivables	253	—	—	121	—	—	374
Other investments	424	—	—	1	—	—	425
Funds withheld receivable at interest	79	(205)	—	—	—	—	(126)
Reinsurance recoverable	1,316	1	—	—	—	—	1,317
Total assets	$6,292	$(216)	$(348)	$434	$32	$(482)	$5,712
Liabilities:
Policyholder liabilities	$429	$117	$—	$(1)	$—	$—	$545
Closed block policy liabilities	1,368	(9)	13	—	—	—	1,372
Funds withheld payable at interest	61	(172)	—	—	—	—	(111)
Reinsurance liabilities	5	(5)	—	—	—	—	—
Embedded derivative – indexed universal life products	820	(99)	—	(22)	—	—	699
Embedded derivative – annuity products	1,426	85	—	88	—	—	1,599
Total liabilities	$4,109	$(83)	$13	$65	$—	$—	$4,104

Six months ended June 30, 2019	Balance, as of beginning of period	Net realized and unrealized gains / losses included in income	Net unrealized gains / losses included in OCI	Net settlements / purchases	Transfers into Level 3	Transfers out of Level 3	Balance, as of end of period
($ in millions)
Assets:
AFS fixed maturity securities:
U.S. government and agencies	$13	$—	$—	$—	$—	$—	$13
Corporate fixed maturity securities	1,448	—	(121)	513	30	—	1,870
Structured securities	2,710	—	(111)	223	157	(732)	2,247
Total AFS fixed maturity securities	4,171	—	(232)	736	187	(732)	4,130
Trading fixed maturity securities:
U.S. government and agencies	3	—	—	—	—	—	3
Corporate fixed maturity securities	62	—	(6)	(21)	—	—	35
Structured securities	7	—	(2)	—	—	(3)	2
Total trading fixed maturity securities	72	—	(8)	(21)	—	(3)	40
Equity securities	90	(1)	—	(14)	—	(17)	58
Mortgage and other loan receivables	107	—	—	61	—	—	168
Other investments	386	13	—	19	—	—	418
Funds withheld receivable at interest	68	(32)	—	—	—	—	36
Reinsurance recoverable	1,249	62	—	—	—	—	1,311
Total assets	$6,143	$42	$(240)	$781	$187	$(752)	$6,161
Liabilities:
Policyholder liabilities	$364	$51	$—	$(1)	$—	$—	$414
Closed block policy liabilities	1,305	65	(1)	—	—	—	1,369
Funds withheld payable at interest	21	2	—	—	—	—	23
Embedded derivative – indexed universal life products	526	227	—	(32)	—	—	721
Embedded derivative – annuity products	786	180	—	235	—	—	1,201
Total liabilities	$3,002	$525	$(1)	$202	$—	$—	$3,728
Six months ended June 30, 2020	Purchases	Issuances	Sales	Settlements	Net settlements / purchases
($ in millions)
Assets:
AFS fixed maturity securities:
Corporate fixed maturity securities	$368	$—	$(153)	$(40)	$175
Structured securities	217	—	(53)	(38)	126
Total AFS fixed maturity securities	585	—	(206)	(78)	301
Trading fixed maturity securities:
Corporate fixed maturity securities	6	—	—	(1)	5
Structured securities	4	—	—	—	4
Total trading fixed maturity securities	10	—	—	(1)	9
Equity securities	2	—	—	—	2
Mortgage and other loan receivables	121	—	—	—	121
Other investments	1	—	—	—	1
Total assets	$719	$—	$(206)	$(79)	$434

Six months ended June 30, 2020	Purchases	Issuances	Sales	Settlements	Net settlements / purchases
($ in millions)
Liabilities:
Policyholder liabilities	$—	$—	$—	$(1)	$(1)
Embedded derivative – indexed universal life products	—	56	—	(78)	(22)
Embedded derivative – annuity products	—	88	—	—	88
Total liabilities	$—	$144	$—	$(79)	$65
Six months ended June 30, 2019	Purchases	Issuances	Sales	Settlements	Net settlements / purchases
($ in millions)
Assets:
AFS fixed maturity securities:
Corporate fixed maturity securities	$1,490	$—	$(140)	$(837)	$513
Structured securities	1,134	—	(423)	(488)	223
Total AFS fixed maturity securities	2,624	—	(563)	(1,325)	736
Trading fixed maturity securities:
Corporate fixed maturity securities	10	—	(53)	22	(21)
Structured securities	3	—	(4)	1	—
Total trading fixed maturity securities	13	—	(57)	23	(21)
Equity securities	—	—	(14)	—	(14)
Mortgage and other loan receivables	61	—	—	—	61
Other investments	19	—	—	—	19
Total assets	$2,717	$—	$(634)	$(1,302)	$781
Liabilities:
Policyholder liabilities	$—	$—	$—	$(1)	$(1)
Embedded derivative – indexed universal life products	—	46	—	(78)	(32)
Embedded derivative – annuity products	—	235	—	—	235
Total liabilities	$—	$281	$—	$(79)	$202
(6) Deferred policy acquisition costs, value of business acquired, unearned revenue reserves and unearned front-end loads
The following reflects the changes to the deferred policy acquisition costs, or “DAC,” asset:
	Six months ended June 30,
	2020	2019
($ in millions)
Balance, as of beginning of period	$1,704	$1,891
Acquisition/reinsurance	(8)	—
Deferrals	213	273
Amortized to expense during the period(1)	(67)	(77)
Adjustment for unrealized investment gains during the period	(38)	(371)
Balance, as of end of period	$1,804	$1,716
(1)	These amounts are shown within amortization of policy acquisition costs in the consolidated statements of income.

The following reflects the changes to the value of business acquired, or “VOBA,” asset:
	Six months ended June 30,
	2020	2019
($ in millions)
Balance, as of beginning of period	$424	$668
Amortized to expense during the period(1)	(34)	(14)
Adjustment for unrealized investment gains during the period	(80)	(159)
Balance, as of end of period	$310	$495
(1)	These amounts are shown within amortization of policy acquisition costs in the consolidated statements of income.
The following reflects the changes to the unearned revenue reserve, or “URR,” and unearned front-end load, or “UFEL”:
	Six months ended June 30,
	2020	2019
($ in millions)
Balance, as of beginning of period	$131	$316
Deferrals	72	68
Amortized to expense during the period(1)	(41)	(23)
Adjustment for unrealized investment gains during the period	(8)	(176)
Balance, as of end of period	$154	$185
(1)	These amounts are shown within policy fees in the consolidated statements of income.
(7) Debt
Debt was comprised of the following:
	June 30, 2020		December 31, 2019
	Amount	Rate	Amount	Rate
($ in millions, except interest rates)
Senior notes assumed through acquisition, due April 2021	$150	8.63%	$150	8.63%
Term loan, due December 2021	225	1.55%	225	3.08%
Senior notes, due October 2029	500	4.40%	500	4.40%
Subordinated debentures, due October 2046	250	9.50%	250	9.50%
Total debt – principal	1,125		1,125
Purchase accounting adjustments(1)	2		3
Debt issuance costs, net of accumulated amortization(2)	(7)		(8)
Fair value loss (gain) of hedged senior notes due 2029, recognized in earnings	43		(15)
Total debt	$1,163		$1,105
(1)	The amortization of the purchase accounting adjustment related to the acquired senior notes was approximately $1 million for both the six months ended June 30, 2020 and 2019, respectively.
(2)
The amortization of the debt issuance costs was less than $1 million for both the months ended June 30, 2020, respectively. The amortization of the debt issuance costs was approximately $1 million for the six months ended June 30, 2019, respectively.

(8) Accumulated other comprehensive income
Information regarding amounts reclassified out of each component of accumulated other comprehensive income for the six months ended June 30, 2020 and 2019 were as follows:
		Six months ended June 30,
Components of accumulated other comprehensive income (loss)	Consolidated statements of income and consolidated statements of comprehensive income (loss) location	2020	2019
($ in millions)
Net unrealized investment gains (losses) on AFS fixed maturity securities and other investments:
Net unrealized investment gains (losses)	Net investment (losses) gains
Net unrealized investment gains (losses), before income tax		$45	$3
Income tax expense (benefit)		9	1
Net unrealized investment gains (losses), net of income tax, reclassified		$36	$2
(9) Redeemable non-controlling interests
During the first quarter of 2019, the Company acquired controlling interests in certain renewable energy partnerships in which the non-controlling shareholder can sell its ownership back to the Company after a specified date is reached. The Company has redeemable non-controlling interests related to these renewable energy partnerships of $89 million and $94 million as of June 30, 2020 and December 31, 2019, respectively, as determined by the HLBV method. The estimated redemption value of redeemable non-controlling interests is calculated as the discounted cash flows subsequent to the expected flip date of the respective renewable energy partnership. The flip date represents the date at which the allocation of income and cash flows among the investors in the partnership is adjusted, pursuant to the redeemable non-controlling interest investors having achieved an agreed-upon return. The flip date of the Company’s renewable energy partnerships determines when the redeemable non-controlling interests are eligible to be redeemed. Eligible redemption dates range from 2022 to 2027. For the redeemable non-controlling interests outstanding as of June 30, 2020 and December 31, 2019, the estimated redemption value that would be due at the respective redemption dates is $7 million and $7 million, respectively.
(10) Equity-based compensation
The components of compensation expense related to equity-based compensation were as follows:
	Six months ended June 30,
	2020	2019
($ in millions)
Service-based restricted share awards, or “RSAs”	$13	$11
Performance-based RSAs	2	1
Total equity-based compensation expense	$15	$12

Deferred tax asset	$3	$2
No equity-based compensation costs were capitalized during the six months ended June 30, 2020 and 2019, respectively.

The following table presents the Company’s service and performance-based unrecognized compensation expense related to equity-based compensation and the expected weighted average period over which these expenses will be recognized as of June 30, 2020:
	Expense	Weighted average period (years)
($ in millions)
RSAs:
Service-based	$52	2.44
Performance-based	13	3.10
Unrecognized compensation expense, as of end of period	$65
Equity-classified awards
Restricted share awards
The table below presents the activity related to equity-classified RSAs, inclusive of both service-based and performance-based awards, for the six months ended June 30, 2020:
	Restricted shares	Weighted average grant date fair value per share
Outstanding balance, as of beginning of period	2,699,108	$23.10
Granted	1,659,062	23.66
Forfeited	(33,027)	25.34
Vested and issued	(508,037)	23.44
Vested and withheld for taxes	(311,654)	23.44
Outstanding balance, as of end of period	3,505,452	23.28
(11) Income taxes
The provision for income taxes represents federal and state income taxes. The effective tax rate for the six months ended June 30, 2020 and 2019 was (25.2)% and 14.7%, respectively. The effective tax rate on income before income taxes for the six months ended June 30, 2020 and 2019 differs from the U.S. federal statutory rate primarily due to certain Bermuda-based earnings, separate account dividends-received deductions, investment tax credit and a tax benefit from net operating loss, or “NOL,” carrybacks allowed under the CARES Act (see discussion below.)
On March 27, 2020, the CARES Act was enacted in response to the COVID-19 pandemic. Please refer to Note 2—“Significant accounting policies and practices” to our consolidated financial statements for additional information on regulations impacting the Company sprouting from the CARES Act. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The tax rate differential in the carryback year resulted in an income tax benefit of $33 million that was recognized in the six months ended June 30, 2020.
As of June 30, 2020, the Company maintained its valuation allowance of $2 million against a portion of the state NOL carryforward deferred tax assets of its non-life insurance company subsidiaries. The non-life insurance company subsidiaries have a history of losses and insufficient sources of future income in order to recognize a portion of their deferred tax assets. All other deferred tax assets are more likely than not to be realized based on expectations as to our future taxable income and considering all other available evidence, both positive and negative.
At each reporting date, management considers new evidence, both positive and negative, that could impact the future realization of deferred tax assets. Management will consider a release of the valuation allowance once there is sufficient positive evidence that it is more likely than not that the deferred tax assets will be realized. Any release of the valuation allowance will be recorded as a tax benefit increasing net income or other comprehensive income.
The Company’s U.S. domiciled subsidiaries’ federal income tax returns are routinely audited by the Internal Revenue Service, or “IRS,” and when appropriate, provisions are made in the consolidated financial statements in anticipation of the results of these audits. The tax years under examination by the IRS vary by company; however the earliest tax year that remains open is 2011. In 2018, the IRS completed an audit of several of the Company’s U.S. domiciled non-insurance entities’ 2013 to 2015 federal income tax returns; the audit did not result in any material adjustments to such tax returns. In 2018, the IRS started the examination for Commonwealth Annuity and Life Company and its subsidiaries for the open tax years of 2014 through 2016. To date, we have received a Notice of Proposed Adjustments, or “NOPA,” related to reserve system errors. The NOPAs are being reviewed and have not been agreed upon.
(12) Commitments and contingencies
Commitments
The Company enters into lease contracts, the most significant being leases of office space for its operations and land leases for its consolidated solar subsidiaries. The Company reports these leases as right-to-use assets with a corresponding lease liability in other assets and accrued expenses and other liabilities in the consolidated balance sheets, respectively. The lease liability represents the present value of the lease payments to be made over the lease term and is calculated using a discount rate equal to the Company’s incremental borrowing rates, which range from 4.5% to 5.4% depending on the term. As of June 30, 2020, the Company has a right-to-use asset of $137 million (net of $19 million in deferred rent and lease incentives) and a corresponding lease liability of $156 million. As of December 31, 2019, the Company has a right-to-use asset of $109 million (net of $19 million in deferred rent and lease incentives) and a corresponding lease liability of $128 million.
The Company has commitments to purchase or fund investments of $939 million and $1.2 billion as of June 30, 2020 and December 31, 2019, respectively. These commitments include those related to commercial mortgage loans, other lending facilities and investments in limited partnerships, joint ventures and LLCs. The commitment periods vary, with most extending for the next 3 years, but some extend longer. Some of these investment commitments may be subject to conditions that must be met prior to funding.
In addition, the Company has entered into certain forward flow agreements that allow us to purchase loans. These agreements, and our obligations under them, are subject to change, curtailment, and cancellation based on various provisions including repricing mechanics, due diligence reviews, and performance or pool quality, among other factors.
Contingencies
Guarantees
In connection with the $500 million Senior Notes due 2029 issued by FinCo, Global Atlantic Financial Limited, or “GAFL,” a Bermuda company and an indirect subsidiary of the Company, has agreed to fully and unconditionally guarantee the notes on a senior unsecured basis.
In connection with a 5-year $1 billion revolving credit facility, or “RCF,” entered into by FinCo, GAFL has agreed to jointly and severally guarantee, together with any subsidiary guarantors, payment and performance of FinCo’s obligations under the RCF when due if not promptly paid by FinCo for the benefit of the lenders. The guarantees provided by GAFL and any subsidiary guarantors are released when all commitments and obligations under the RCF have been paid in full or when the RCF commitments expire or are terminated upon the merger of certain subsidiary guarantors with or into FinCo in accordance with the terms set forth in the RCF. As of June 30, 2020, GAFL was the only guarantor under the RCF.
In connection with a 3-year $225 million term loan entered into by FinCo, GAFL has agreed to jointly and severally guarantee payment and performance of FinCo’s obligations under the Term Loan Credit Agreement when due if not promptly paid by FinCo for the benefit of the lenders. The guarantees provided by GAFL are released when all obligations under the Term Loan Credit Agreement have been paid in full. As of June 30, 2020, GAFL was the only guarantor of the term loan.

In connection with the $250 million 9.5% fixed-to-fixed rate subordinated debentures due 2046 issued by FinCo, GAFL agreed to unconditionally guarantee, on a subordinated, unsecured basis the payment in full of all payments due to and required to be paid to holders of the debentures under the relevant subordinated debentures agreements.
In connection with a Tax Benefit Payment Agreement entered into between FinCo, as payor, and Goldman Sachs, as payee, Global Atlantic Financial Life Limited, or “Global Atlantic Financial Life,” a Bermuda exempted company, and the Company have agreed to guarantee the payment and performance of FinCo, for the benefit of Goldman Sachs. See Note 14—“Related party transactions” for additional information.
In lieu of funding certain investments in loan facilities to borrowers in cash, the Company has arranged for third-party banks to issue letters of credit on behalf of the borrowers in the amount of $239 million, with expiration dates to July 2020 and March 2021. The Company has available lines of credit that would allow for additional letters of credit to be issued on behalf of its borrowers, up to $51 million. For accounting purposes, these letters of credit are considered guarantees of certain obligations of the borrowers. If a letter of credit were drawn, the Company would be obligated to repay the issuing third-party bank, and the Company would recognize a loan receivable from the borrowers on its balance sheet. The Company monitors the likelihood of these letters of credit being drawn, and any related contingent obligation. As of June 30, 2020 and December 31, 2019, there was no liability recognized for a contingent obligation.
Effective April 1, 2019, the Company terminated its guarantee that it provided in 2014 to its limited purpose captive insurance subsidiary Cape Verity II LLC, or “Cape Verity II,” to finance the non-economic portion of Cape Verity II’s reserves. The Company terminated the guarantee in connection with an agreement with a third party to finance such reserves. No payments were made under such guarantee prior to its termination.
In 2013, the Company’s limited purpose captive insurance subsidiary Cape Verity III entered into a note agreement with a third party. As a part of this agreement, Global Atlantic Financial Life will provide a guarantee of related fee and indemnification obligations of Accordia Life and Annuity Company, or “Accordia.” Under the guarantee, Global Atlantic Financial Life agreed to guarantee payment, on demand, of fee and indemnification obligations related to the note, subject to certain conditions. To date, Global Atlantic Financial Life has not paid any amounts pursuant to the guarantee. On May 1, 2019, the Company assumed this guarantee from Global Atlantic Financial Life effective as of April 1, 2019.
Legal matters
The Company is involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. Given the inherent difficulty of predicting the outcome of the Company’s litigation and regulatory matters, particularly in cases or proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses or ranges of losses for cases or proceedings where there is only a reasonable possibility that a loss may be incurred.
In connection with the process of converting over 500,000 in-force life insurance policies from systems managed by Athene Holdings Limited, or “Athene,” to the platform of one of our third party service providers, DXC, or the “Conversion,” the Company expects to incur a variety of litigation and regulatory costs. The Company has received formal and informal inquiries from state regulators concerning the administration of policies, policyholder complaints and possible violations of state insurance or consumer protection laws, which have resulted in and may result in additional fines, monetary settlements or proceedings. For example, on June 13, 2018, the Company’s subsidiary Accordia received notice of a regulatory matter from the California Department of Insurance regarding administration issues relating to certain California life insurance policies reinsured by Accordia which are administered by DXC. The Company continues to work toward resolving this matter.
In addition, on June 28, 2018, a subsidiary of Athene and the Company’s subsidiary First Allmerica Financial Life Insurance Company entered into a consent order with the New York State Department of Financial Services, or “NYSDFS,” relating to the NYSDFS’ market conduct examination findings that related primarily to disruptions in servicing caused by the Conversion. Pursuant to the consent order, Athene paid the NYSDFS a fine of $15 million and is also taking corrective actions and providing remediation to policyholders impacted by the Conversion. Under the agreements between the Company’s subsidiaries and Athene, the Company provides indemnities to Athene, including for fines and penalties resulting from violations of law. The Company paid

Athene an amount equal to the NYSDFS fine. As of June 30, 2020, the Company also included in its reserve for all regulatory, litigation and related matters an amount for costs related to certain aspects of the corrective actions agreed to under the consent order. The Company may be required to indemnify Athene for additional amounts.
The Company has also been named in several lawsuits involving Conversion-related issues and may face additional claims in the future. Accordia is a defendant in a putative policyholder class action, Clapp, et al. v. Accordia Life and Annuity Company, et al., in the Central District of Illinois, and until recently, was a defendant in a putative policyholder class action McGuire v. Accordia Life and Annuity Company, et al., in the Central District of California. Both cases alleged injuries to policyholders related to billing issues stemming from the Conversion. In December 2018, the parties in the McGuire action filed a joint stipulation of dismissal without prejudice. The plaintiffs in the Clapp action have filed an amended complaint alleging claims on behalf of a nationwide class, subsuming the claims previously brought in the McGuire action. On June 7, 2019, the court preliminarily approved of the settlement agreement the Company entered into in May 2019 with the plaintiffs in the Clapp matter, and the court provided final approval of the settlement on June 23, 2020. Under the settlement, we are providing policyholder remediation, including a claim review process with third party review upon request of a policyholder. We do not expect to incur any additional costs under the settlement agreement that have not already been accrued or reserved as of June 30, 2020.
An independent life insurance producer has also filed a class action complaint in the Southern District of Iowa against the Company, Accordia and DXC. The plaintiff seeks to represent a class of Accordia independent producers whom he claims were harmed by, and unable to receive renewal commissions due to, the Conversion. The Company was subsequently dismissed from the case with the filing of a Second Amended Complaint. On June 26, 2020, plaintiffs filed for preliminary approval of a class settlement entered into by the parties to the case. The settlement includes a $3.1 million common fund and additional injunctive relief. The court granted preliminary approval of the settlement on July 7, 2020, and later set a hearing for final approval for October 27, 2020. There is no guarantee the court will grant final approval of the settlement at such time or on the terms of the preliminary settlement. The $3.1 million common fund and an estimate of the cost of the injunctive relief have been included in the reserve below as of December 31, 2019.
Although the Company’s ultimate legal and financial responsibility and our actual future expenditures to address regulatory, litigation and related matters cannot be estimated at this time and could prove to be materially different from the amount that we accrue or reserve for, the Company believes that certain liabilities are probable and can be reasonably estimated and accordingly has recorded a total reserve for all regulatory, litigation and related matters of approximately $49 million and $41 million as of June 30, 2020 and December 31, 2019, respectively.
Financing arrangements
The Company has financing arrangements with unaffiliated third parties to support the reserves of its affiliated captive reinsurers. Total fees expensed associated with these credit facilities were $10 million and $9 million for the six months ended June 30, 2020 and 2019, respectively, and are included in insurance expenses in the consolidated statements of income. As of June 30, 2020 and December 31, 2019, the total capacity of the financing arrangements with third parties was $2.1 billion and $2.0 billion, respectively.
There were no outstanding or unpaid balances from the financing arrangements with unaffiliated third parties as of both June 30, 2020 and December 31, 2019.
Separation agreement
In connection with our separation from Goldman Sachs in 2013, the Company entered into a separation agreement pursuant to which, among other things, the Company (1) accepted and assumed all assets, equity interests and liabilities related to the operations of the “Reinsurance Group” within Goldman Sachs; and (2) granted certain rights to Goldman Sachs intended to facilitate Goldman Sachs’ compliance with the Bank Holding Company Act of 1956, as amended, or the “BHCA.” All such obligations have been incurred as of June 30, 2020 and have been appropriately reflected in the consolidated financial statements (unaudited). Additionally, for so long as Goldman Sachs is considered to “control” the Company for purposes of the BHCA, the Company will continue to grant the above mentioned rights to Goldman Sachs.

(13) Reinsurance
The Company maintains a number of reinsurance treaties with third parties whereby the Company assumes fixed annuity, variable annuity, payout annuity, universal life, variable universal life and term life insurance policies on a coinsurance, modified coinsurance and funds withheld basis. The Company also maintains other reinsurance treaties including the cession of certain fixed annuity, variable annuity, payout annuity, universal life policies, individual disability income policies and discontinued accident and health insurance.
Effective May 7, 2020, the Company entered into a coinsurance agreement with a third party whereby it assumed a portion of fixed and fixed indexed annuities for new business only. The total accumulated assumed reserves was $72 million for the six months ended June 30, 2020.
Effective January 15, 2020, the Company entered into a coinsurance agreement with a third party whereby it assumed a portion of fixed and fixed indexed annuities for new business only. The total accumulated assumed reserves was $196 million for the six months ended June 30, 2020, respectively.
Effective December 31, 2019, the Company entered into a coinsurance agreement with a third party whereby it assumed approximately $1.3 billion of fixed annuity and universal life reserves.
Effective August 13, 2019, the Company entered into a coinsurance agreement with a third party whereby it assumed payout group annuity reserves. Subsequently, blocks of business were assumed as part of the same agreement through the rest of the year. The Company assumed $847 million of reserves as of December 31, 2019 and an additional $209 million of reserves as of June 30, 2020.
Effective January 1, 2019, the Company entered into a coinsurance agreement with a third party whereby it assumed approximately $1.6 billion of fixed annuity reserves.
Effective December 12, 2018, the Company entered into a coinsurance agreement with a third party whereby it assumed approximately $31 million of payout group annuity reserves. Subsequently, blocks of business were assumed as part of the same agreement during 2019. The Company assumed an additional $302 million of reserves as of December 31, 2019.
The effects of all reinsurance agreements on the consolidated balance sheets were as follows:
	June 30, 2020	December 31, 2019
($ in millions)
Policyholder liabilities:
Direct	$52,515	$50,430
Assumed(1)	22,010	21,814
Total policyholder liabilities	74,525	72,244
Ceded(2)	(4,107)	(4,130)
Net policyholder liabilities	$70,418	$68,114
(1)	Includes related party balance of $7.1 billion and $7.4 billion as of June 30, 2020 and December 31, 2019, respectively.
(2)	Reported within reinsurance recoverable within the consolidated balance sheets.
The Company determines the appropriate amount of reinsurance based on evaluation of the risks accepted and on market conditions (including the availability and pricing of reinsurance). The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. Based on its review of its reinsurers’ financial statements and reputations in the reinsurance marketplace, the Company held no allowance for bad debts as of June 30, 2020 and December 31, 2019.
As of June 30, 2020 and December 31, 2019, the Company had $2.3 billion and $2.4 billion of funds withheld receivable at interest, respectively, with five counterparties related to modified coinsurance and funds withheld contracts. The assets supporting these receivables were held in trusts and not part of the respective counterparty’s general accounts.

The effects of reinsurance on the consolidated statements of income were as follows:
	Six months ended June 30,
	2020	2019
($ in millions)
Premiums:
Direct	$72	$98
Assumed(1)	243	165
Ceded	(48)	(74)
Net premiums	$267	$189
(1)	Includes related party balances of $13 million and $17 million for the six months ended June 30, 2020 and 2019, respectively.
	Six months ended June 30,
	2020	2019
($ in millions)
Policy fees:
Direct	$437	$405
Assumed(1)	158	178
Net policy fees	$595	$583
(1)	Includes related party balances of $8 million and $9 million for the six months ended June 30, 2020 and 2019, respectively.
	Six months ended June 30,
	2020	2019
($ in millions)
Policy benefits and claims:
Direct	$1,118	$1,318
Assumed(1)	811	739
Ceded	(160)	(222)
Net policy benefits and claims	$1,769	$1,835
(1)	Includes related party balances of $138 million and $144 million for the six months ended June 30, 2020 and 2019, respectively.
The Company holds collateral for and provides collateral to our reinsurance clients. The Company held $2.1 billion of collateral on behalf of our reinsurers as of both June 30, 2020 and December 31, 2019. As of both June 30, 2020 and December 31, 2019, reinsurers held collateral of $1.2 billion on behalf of the Company. A significant portion of the collateral that the Company provides to its reinsurance clients is provided in the form of assets held in a trust for the benefit of the counterparty. As of June 30, 2020, these trusts were required to hold, and held in excess of, $18.4 billion of assets to support reserves of $17.3 billion. As of December 31, 2019, these trusts were required to hold, and held in excess of, $18.2 billion of assets to support reserves of $17.2 billion.
(14) Related party transactions
On September 24, 2018, the Company and Origis Energy, or “Origis,” a utility-scale renewable energy developer, entered into a series of agreements whereby the Company invested in a minority equity position in Origis USA, LLC, or “Origis USA,” the holding company for Origis, and agreed to provide development financing for renewable energy projects that the Company may purchase in the future subject to certain conditions. These agreements enable the Company to exercise significant influence over the operating and financial policies of Origis USA. The Company reported a loan receivable of $280 million and $237 million and an equity investment of $30 million and $38 million in Origis USA as of June 30, 2020 and December 31, 2019, respectively. In addition, in lieu of funding certain loans to Origis in cash, the Company has arranged for third-party banks to issue letters of credit on behalf of Origis in the amount of $0 million and $14 million as of June 30, 2020 and December 31, 2019, respectively. During 2019, the Company also purchased controlling interest from Origis in projects that we now consolidate. The amount of purchases of controlling interests totaled $9 million and $0 million for the six months ended June 30, 2020 and 2019, respectively. As of June 30, 2020 and December 31, 2019, $0 million and $13 million of the purchase price was unpaid, respectively. See Note 12—“Commitments and contingencies” for more information on the Company’s arrangement of letters of credit.
Effective June 1, 2018, the Company entered into coinsurance agreements with Talcott Resolution Life Insurance Company and Talcott Resolution Life and Annuity Insurance Company (formerly Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company), subsidiaries of Talcott Resolution Life, Inc., whereby it assumed approximately $8.7 billion of fixed deferred annuities, payout annuities and structured settlement contracts. In addition, on May 31, 2018, the Company also purchased a $150 million limited partnership interest in the acquisition vehicle formed in connection with the sale of The Hartford’s run-off life and annuity business, now referred to as Talcott Resolution. As a result of this ownership interest, the aforementioned reinsurance transaction is considered a transaction with an affiliate. The Company reported assumed policyholder liabilities in connection with the reinsurance agreement of $7.1 billion and $7.4 billion as of June 30, 2020 and December 31, 2019, respectively. The Company recorded assumed premiums of $13 million and $17 million for the six months ended June 30, 2020 and 2019, respectively. The Company reported assumed policy benefits and claims of $138 million and $144 million for the six months ended June 30, 2020 and 2019, respectively.
Affiliates of the Company’s lead investors, Pine Brook Capital Partners II (Cayman) AV, L.P. and Safra Galileo Global Fund Ltd., also each purchased a $150 million limited partnership interest in Talcott Resolution. The Company, and the other investors in Talcott Resolution also entered into an agreement, the “Master Framework Agreement,” that governs the rights among the investors in Talcott Resolution. Pursuant to the Master Framework Agreement, the Company’s voting interest in Talcott Resolution is capped at 4.9%. The other investors in Talcott Resolution are each entitled to a pro rata share of the remaining voting interest in Talcott Resolution according to their economic interests. The Master Framework Agreement also allocates among the investors rights to designate members of the boards of directors of two indirect parent entities of Talcott Resolution, pursuant to which the Company, Pine Brook Capital Partners II (Cayman) AV, L.P. and Safra Galileo Global Fund Ltd. are each entitled to the right to designate one of the 11 directors of each board. One of the Company’s directors has been designated to serve on the board of directors by Safra Galileo Global Fund Ltd. The Master Framework Agreement also contains customary transfer restrictions and preemptive rights applicable to the Company’s investment in Talcott Resolution.
The Company has certain investments in renewable energy entities that are LLCs where an affiliate of Centaurus Capital LP, or “Centaurus,” a shareholder of the Company, is the managing member. In connection with the acquisition of a renewable energy project from Centaurus Renewable Energy, or “CRE,” an affiliate of Centaurus, the Company has recorded $12 million and $13 million payable to CRE as of June 30, 2020 and December 31, 2019, respectively. The Company also purchased from Centaurus controlling interests in projects that we now consolidate, and co-invested in investments with Centaurus where we have an equity method investment. The amount of purchases of controlling interests totaled $80 million for the six months ended June 30, 2020. The Company did not purchase any controlling interests for the six months ended June 30, 2019. The Company did not purchase any equity method investments in entities controlled by Centaurus for the six months ended June 30, 2020 and 2019.
The Company has provided financing to a related party, Parasol Renewable Energy Holdings, LLC, in which the Company owns a 20% equity share. The financing is used to fund the development of renewable energy projects. As of June 30, 2020, loans funding projects under this facility had a carrying value of $89 million.
During the six months ended June 30, 2020, the Company purchased structured securities and loans directly from Goldman Sachs with a cost of $34 million and $177 million, respectively. During the six months ended June 30, 2019, the Company purchased structured securities and loans directly from Goldman Sachs with a cost of $39 million and $0 million, respectively.

The Company has investment management service agreements with GSAM. GSAM provides investment management services across the Company. The Company recorded expenses for these agreements of $5 million and $7 million for the six months ended June 30, 2020 and 2019, respectively, and had $3 million and $7 million payable as of June 30, 2020 and December 31, 2019, respectively.
On April 30, 2013, the Company, Global Atlantic Financial Life and FinCo entered into a Tax Benefit Payment Agreement with Goldman Sachs. The agreement was the result of transactions entered into prior to the separation from Goldman Sachs that resulted in approximately a $234 million tax liability relating to the Company. Under this agreement, FinCo has agreed to pay Goldman Sachs $214 million over a 25-year period, subject to certain deferral conditions. This agreement represents payments to Goldman Sachs corresponding to taxes paid on the Company’s behalf prior to the separation from Goldman Sachs. This payable was established on the Company’s balance sheet at its present value of $140 million at April 30, 2013. As of June 30, 2020 and December 31, 2019, the liability under this agreement was $85 million and $90 million, respectively. The Company recognized $2 million for both the six months ended June 30, 2020 and 2019, respectively, in related interest expense in the consolidated statements of income. The Company made principal payments of $3 million and $8 million as of June 30, 2020 and 2019, respectively.
The Company held related party investments in its portfolio as of June 30, 2020 and December 31, 2019 as follows:
		As of June 30, 2020
Type	Balance sheet classification	Asset carrying value	Accrued interest	Total balance sheet amount
($ in millions)
Investments in renewable energy entities managed by an affiliate of Centaurus	Other investments	$143	$—	$143
Goldman Sachs Group bonds	AFS fixed maturity securities	363	3	366
Origis loan receivable	Mortgage and other loan receivables	285	2	287
Parasol Renewable Energy loan receivables	Mortgage and other loan receivables	89	—	89
Total related party investments		$880	$5	$885
		As of December 31, 2019
Type	Balance sheet classification	Asset carrying value	Accrued interest	Total balance sheet amount
($ in millions)
Investments in renewable energy entities managed by an affiliate of Centaurus	Other investments	$145	$—	$145
Goldman Sachs Group bonds	AFS fixed maturity securities	179	1	180
Origis loan receivable	Mortgage and other loan receivables	238	3	241
Total related party investments		$562	$4	$566

In addition to the foregoing related party investments, the Company also invested in funds managed by a related party as of June 30, 2020 and December 31, 2019, as follows:
		As of June 30, 2020
Type	Balance sheet classification	Asset carrying value	Accrued interest	Total balance sheet amount
($ in millions)
Goldman Sachs money market funds	Cash and cash equivalents	$192	$—	$192
Total related party investments		$192	$—	$192
		As of December 31, 2019
Type	Balance sheet classification	Asset carrying value	Accrued interest	Total balance sheet amount
($ in millions)
Goldman Sachs money market funds	Cash and cash equivalents	$1,248	$—	$1,248
Total related party investments		$1,248	$—	$1,248
The Company earned net investment income and net investment gains (losses) from related party investments, and from investments managed by related parties, as follows:
	Six months ended June 30,
Type	2020	2019
($ in millions)
Net investment income:
Investments in renewable energy entities managed by an affiliate of Centaurus	$—	$(10)
Origis loan receivable	15	6
Goldman Sachs Group bonds	6	3
Goldman Sachs money market funds	2	11
Total net investment income	$23	$10

Net investment loss:
Goldman Sachs exchange traded funds	$—	$(2)
Total net investment loss	$—	$(2)
(15) Subsequent event
The Company evaluated all events and transactions through August 7, 2020, the date the accompanying consolidated financial statements were issued, that would merit recognition or disclosures in the consolidated financial statements, and except for the matter disclosed below determined there were none.
KKR acquisition of Global Atlantic
On July 7, 2020, Magnolia Parent LLC, or “Magnolia,” an indirect subsidiary of KKR & Co. Inc., or “KKR,” Magnolia Merger Sub Limited, a direct subsidiary of Magnolia, or “Merger Sub” and, together with Magnolia, the “KKR Parties,” entered into an agreement and plan of merger, or the “Merger Agreement,” with Global Atlantic Financial Group Limited, or “GAFG,” Global Atlantic Financial Life Limited, a direct subsidiary of the Company, or “GAFLL,” (which is owned by the Company and LAMC LP), LAMC LP, and Goldman Sachs & Co. LLC, solely in its capacity as an equity representative.
Pursuant to the Merger Agreement, at the closing, Merger Sub will merge with and into GAFG, or the “GA Merger,” with GAFG continuing as the surviving entity and a direct wholly-owned subsidiary of Magnolia. Immediately following the GA Merger, GAFLL will merge with and into GAFG, with GAFG continuing as the surviving entity and a direct wholly-owned subsidiary of Magnolia. The outstanding debt securities of the GAFG’s subsidiaries will remain outstanding obligations of solely such entities and will not be assumed or guaranteed by KKR.

Pursuant to the Merger Agreement, following the closing of the merger, Magnolia will pay shareholders of GAFG and GAFLL an aggregate amount equal to 1.0x the GAFG’s book value, excluding accumulated other comprehensive income, as of the date of closing determined using the accounting principles set forth in the Merger Agreement, subject to an equity roll-over for certain existing shareholders who elect to participate in the roll-over. The aggregate merger consideration will be allocated among each of the GAFG’s and GAFLL’s outstanding ordinary shares, incentive shares and equity awards in accordance with their terms. Under the terms of the Merger Agreement and in accordance with the applicable plan documentation, unvested GAFG restricted share awards will convert into the right to receive a number of Magnolia restricted units having the same value as the GAFG restricted share award immediately prior to the closing.
Global Atlantic has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to (i) conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing and (ii) not to engage in certain types of actions during this period unless agreed to in writing by Magnolia.
Pursuant to the Merger Agreement, the closing of the merger is subject to the satisfaction or waiver of certain customary closing conditions, including, among others: (i) obtaining the approval of a majority of the outstanding shares of GAFG, (ii) obtaining requisite regulatory approvals, including the approvals of the Massachusetts Division of Insurance, the Iowa Insurance Division, the Indiana Department of Insurance, the Bermuda Monetary Authority, and other regulatory authorities, (iii) expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iv) the absence of any judgment, injunction, order or decree prohibiting or enjoining the completion of the Merger. In addition, the obligation of the parties to complete the merger is subject to certain other customary conditions, including (a) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party and (b) compliance of the other party with its covenants in all material respects.
The Merger Agreement also contains certain customary provisions giving each of the KKR Parties and Global Atlantic rights to terminate the Merger Agreement under certain circumstances.
In connection with the Merger Agreement, certain shareholders of GAFG representing over 50% of the issued and outstanding shares of GAFG have agreed to vote in favor of the Merger at any meeting of the shareholders of GAFG called to seek the adoption of the Merger Agreement and against any competing transaction.
In connection with the Merger Agreement, KKR Group Partnership L.P., an indirect subsidiary of KKR, has committed to provide the requisite equity financing to Magnolia to consummate the Mergers and has guaranteed Magnolia’s obligations to pay, up to a cap, any potential damages awards to GAFG under the Merger Agreement, in each case, subject to certain terms and conditions.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement.